Automatic and Facultative YRT

Reinsurance Agreement

between

The Penn Mutual Life Insurance Company and The Penn Insurance and Annuity Company

Horsham, Pennsylvania

(hereinafter referred to as the “Ceding Company”)

and

Munich American Reassurance Company

Atlanta, Georgia

(hereinafter referred to as “Munich Re, U.S. (Life)”)

Effective    January 1, 2018

Treaty #    4345

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Table of Contents

Page

ARTICLE 1 - PREAMBLE		1

1.1	PARTIES TO THE AGREEMENT	1
1.2	COMPLIANCE	1
1.3	GOOD FAITH	2
1.4	CONSTRUCTION	2
1.5	ENTIRE AGREEMENT	2
1.6	SEVERABILITY	2
1.7	NON-WAIVER	2
1.8	SURVIVAL	2

ARTICLE 2 - DEFINITIONS		3

ARTICLE 3 - AUTOMATIC REINSURANCE		5

3.1	GENERAL CONDITIONS	5
3.2	POLICY FORMS	6
3.3	NEW BUSINESS	6
3.4	RETAINED AMOUNTS	6
3.5	UNDERWRITING GUIDELINES	6
3.6	MATERIAL CHANGE OF RISK DURING UNDERWRITING	7

ARTICLE 4 - FACULTATIVE REINSURANCE		8

ARTICLE 5 - COMMENCEMENT OF LIABILITY		9

5.1	AUTOMATIC REINSURANCE	9
5.2	FACULTATIVE REINSURANCE	9
5.3	CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT	9

ARTICLE 6 - REINSURED RISK AMOUNT		10

6.1	LIFE	10
6.2	WAIVER OF PREMIUM	10
6.3	ACCIDENTAL DEATH BENEFIT	10

ARTICLE 7 - PREMIUM ACCOUNTING AND REPORTING		11

7.1	PREMIUMS	11
7.2	PAYMENT OF PREMIUMS AND REPORTING	11
7.3	DELAYED PAYMENT	11
7.4	FAILURE TO PAY PREMIUMS	11
7.5	PREMIUM RATE GUARANTEE	12

ARTICLE 8 - REDUCTIONS, TERMINATIONS, INCREASES, RISK CLASSIFICATION CHANGES AND REINSTATEMENTS		13

8.1	REDUCTIONS AND TERMINATIONS	13
8.2	INCREASES	13
8.3	RISK CLASSIFICATION CHANGES	14
8.4	REINSTATEMENT	14
8.5	NONFORFEITURE BENEFITS	14

ARTICLE 9 - CONVERSIONS, EXCHANGES, AND REPLACEMENTS		15

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9.1	CONVERSIONS	15
9.2	EXCHANGES AND REPLACEMENTS	15

ARTICLE 10 - CLAIMS		17

10.1	COVERAGE	17
10.2	NOTICE	17
10.3	PROOFS AND OTHER DOCUMENTATION	17
10.4	CLAIMS GUIDELINES, STANDARDS AND PROCEDURES	18
10.5	AMOUNT AND PAYMENT OF REINSURANCE BENEFITS	19
10.6	CONTESTABLE CLAIMS	19
10.7	LITIGATED CLAIMS	19
10.8	RETURN OF PREMIUM DUE TO MISREPRESENTATION OR SUICIDE	20
10.9	MISSTATEMENT OF AGE OR GENDER	20
10.10	DEFINITIONS	21

ARTICLE 11 - RESERVES		22

ARTICLE 12 - RETENTION LIMIT CHANGES		23

ARTICLE 13 - RECAPTURE		24

13.1	RECAPTURE UPON INCREASE IN CEDING COMPANY RETENTION	24

ARTICLE 14 - GENERAL PROVISIONS		25

14.1	CURRENCY	25
14.2	PREMIUM TAX	25
14.3	MINIMUM CESSION AND TRIVIAL AMOUNT	25
14.4	INSPECTION OF RECORDS	25
14.5	INTEREST RATE	25
14.6	OTHER	25

ARTICLE 15 - DAC TAX		26

ARTICLE 16 - OFFSET		27

ARTICLE 17 - INSOLVENCY		28

17.1	INSOLVENCY OF A PARTY TO THIS AGREEMENT	28
17.2	INSOLVENCY OF THE CEDING COMPANY	28
17.3	INSOLVENCY OF MUNICH RE, U.S. (LIFE)	29

ARTICLE 18 - ERRORS AND OMISSIONS		30

ARTICLE 19 - DISPUTE RESOLUTION		32

ARTICLE 20 - ARBITRATION		33

20.1	ARBITRATION	33
20.2	UNDERWRITING ARBITRATION	34

ARTICLE 21 - CONFIDENTIALITY		35

21.1	PRIVACY	35
21.2	PROPRIETARY INFORMATION	35
21.3	UNAUTHORIZED DISCLOSURE	37

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Exhibits

A	–	Reinsurance Basis and Structure

B	–	Ceding Company Retention and Reinsurance Coverage Limits

C	–	Products Covered

D	–	Reinsurance Premiums

E	–	Allocation Rules for Placement of Facultative Cases

F	–	Forms, Manuals and Issue Rules

G	–	Conversion Premiums

H	–	Self-Administered Reporting

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Article 1 - PREAMBLE

1.1 Parties to the Agreement

This is a YRT agreement for indemnity reinsurance (the “Agreement”) solely between The Penn Mutual Life Insurance Company of Pennsylvania and The Penn Insurance and Annuity Company of Delaware (the “Ceding Company”), and Munich American Reassurance Company of Atlanta, Georgia (“Munich Re, U.S. (Life)”), (singularly referred to as a “party” and collectively referred to as the “parties”).

The acceptance of risks under this Agreement will create no right or legal relationship between Munich Re, U.S. (Life) and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company. Munich Re, U.S. (Life) shall not be liable for any claims, suits or actions as a result of any misconduct, negligence, fraud or criminal activity of any kind committed by the Ceding Company or its “Representatives” (as defined in Article 2).

The Agreement will be binding upon the Ceding Company and Munich Re, U.S. (Life) and their respective successors and assigns. Neither the Ceding Company nor Munich Re, U.S. (Life) may assign its rights, duties, and obligations under this Agreement to any other party without the prior written consent of the other party.

Each party represents and warrants that, as of the date of this Agreement, the information supplied by it to the other party is complete and accurate. Each party has relied on such information in entering into this Agreement.

1.2 Compliance

This Agreement applies only to the issuance of “Policies” (as defined in Section 3.1) by the Ceding Company in a U.S. jurisdiction in which it is properly licensed and where such issuance is in accordance with the applicable regulatory requirements. The parties represent that, to the best of their knowledge, they are using and shall continue to use commercially reasonable efforts to be in compliance with all state and federal laws, regulations, judicial and administrative orders applicable to the Policies reinsured under this Agreement, including but not limited to the sanction laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such laws may be amended from time to time (collectively the “Laws”). Neither party shall be required to take action under this Agreement that would violate such Laws including, but not limited to, making any payments in violation of the Laws.

In the event that the Ceding Company is found not to be in compliance with any of the Laws material to this Agreement, the Agreement will remain in effect and the Ceding Company will indemnify Munich Re, U.S. (Life) for any direct loss Munich Re, U.S. (Life) suffers as a result of the non-compliance, and will seek to remedy the non-compliance as soon as reasonably possible.

Notwithstanding the provisions set forth above, should either party discover or otherwise become aware that a prohibited transaction (as defined by the OFAC) has been entered into or a payment has been made in violation of the Laws, the party who first becomes aware of the violation of the Laws shall notify the other party, and the parties shall cooperate in order to take all necessary corrective actions.

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The parties agree that such prohibited transaction shall be null, void and of no effect from its inception to the same extent as if the prohibited transaction had never been entered into. In such event, each party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

1.3 Good Faith

Each of the parties hereby assumes a duty of acting in good faith and dealing fairly in the performance and enforcement of this Agreement.

1.4 Construction

This Agreement will be construed in accordance with the laws of the state of Georgia, without regard to its conflicts of law principles.

1.5 Entire Agreement

This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the business reinsured hereunder and supersedes any and all prior representations, warranties, prior agreements or understandings between the parties pertaining to the subject matter of this Agreement. There are no understandings between the parties other than as expressed in this Agreement and the Exhibits hereto. In the event of any express conflict between the Agreement and the Exhibits hereto, the Exhibits hereto will control. Any change or modification to this Agreement and the Exhibits hereto will be null and void unless made by amendment to this Agreement and signed by both parties.

1.6 Severability

If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

1.7 Non-waiver

No act, delay, omission, course of dealing or prior transaction by or between the parties to this Agreement shall constitute a waiver of any right or remedy under this Agreement. No waiver of any right or remedy under this Agreement shall be construed to be a waiver of any other or subsequent right or remedy under this Agreement.

1.8 Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purpose of this Agreement or to ascertain and enforce the parties’ rights or obligations hereunder existing at the time of termination.

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Article 2 – DEFINITIONS

Agreement – shall have the meaning set forth in Section 1.1.

Agreement Termination Date – shall have the meaning set forth in Article 23.

Attachment Point – shall have the meaning set forth in Exhibit B.

Automatic Binding Limits – shall have the meaning set forth in Exhibit B and applied as provided for in Section 3.1.

Business Decisions – shall have the meaning as set forth in Section 3.5.

CER Guidelines – shall have the meaning set forth in Article 9.

Ceding Company Retention – shall have the meaning set forth in Article 13.

Claim Exception – shall have the meaning set forth in Section 10.5.

Claim Proofs – shall have the meaning set forth in Section 10.3.

Claims Procedures – shall have the meaning set forth in Section 10.5.

Confidential Information – Proprietary and Customer Information hereinafter together referred to as Confidential Information.

Contestable Claim – shall have the meaning set forth in Section 10.3.

Customer Information – is medical, financial, and other personal information concerning or related to proposed, current, and former policy owners, insureds, applicants, and beneficiaries of Policies issued by the Ceding Company.

Discloser – shall have the meaning set forth in Section 21.3.

Effective Date – shall have the meaning set forth in Article 25.

Error – shall have the meaning set forth in Article 18.

Laws – shall have the meaning set forth in Section 1.2.

Litigation Expenses – shall have the meaning set forth in Section 10.11.

Munich Re, U.S. (Life) Claim Questionnaire – shall have the meaning set forth in Section 10.4.

New Business – shall have the meaning as set forth in Section 3.3.

Non-Contestable Claim – shall have the meaning set forth in Section 10.3.

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OFAC – shall have the meaning set forth in Section 1.2.

Party or Parties – shall have the meaning set forth in Section 1.1.

Policy or Policies – shall have the meaning set forth in Section 3.1.

Prudent Underwriting Judgment – shall have the meaning set forth in Section 3.1(c).

Punitive Damages - shall have the meaning set forth in Section 10.11.

Remittance Date – shall have the meaning set forth in Section 7.3.

Representatives  –  means a party’s directors, officers, employees, agents, affiliates, consultants, advisors, third party administrators or independent contractors.

Statutory Interest – shall have the meaning set forth in Section 10.6.

Statutory Penalties - shall have the meaning set forth in Section 10.11.

Treaty Retention – shall have the meaning set forth in Exhibit B.

Ultimate Amount – the projected maximum face amount at the time of underwriting, including any contractual increases, that could be reached based on reasonable assumptions made about the policy.

Underwriting Guidelines – shall have the meaning set forth in Section 3.5.

YRT – Yearly Renewable Term plan of reinsurance.

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Article 3 - AUTOMATIC REINSURANCE

3.1 General Conditions

The Ceding Company will automatically cede to Munich Re, U.S. (Life) “New Business” (as defined in Section 3.3) on the life insurance policies, supplementary benefits, and riders listed in Exhibit C (individually, a “Policy” and collectively, the “Policies”) issued on and after the effective date of this Agreement. The basis for the automatic reinsurance is shown in Exhibit A.

Munich Re, U.S. (Life) will automatically accept its share of the Policies up to the limits shown in Exhibit B only if, in addition to other conditions as set forth in this Agreement, each of the following requirements, each of which is hereby deemed a condition precedent, has been fulfilled or performed:

(a)

the insured, at the time of the application, must be a permanent resident of the United States, the United States Protectorates or Territories, or Canada, or is a participant in the High Net Worth Foreign National Program (Exhibit F), and

(b)

the Ceding Company keeps its Treaty Retention, as specified in Exhibit B, or otherwise holds its full Treaty Retention on a life under previously issued in-force policies and applies Its “Underwriting Guidelines” (as defined in Section 3.5) that it would have applied if the new Policy had fallen completely within its Treaty Retention, and

(c)

the Ceding Company applies its Underwriting Guidelines that are in effect at the time of Policy issuance in accordance with Section 3.5 of this Article. In the absence of Underwriting Guidelines on any particular topic or condition or if the Underwriting Guidelines dictate that individual consideration is required, including but not limited to referrals to a medical doctor, the Ceding Company will make underwriting decisions in good faith utilizing the care, skill and diligence with which a reasonably prudent underwriter would use in the same or similar circumstances (“Prudent Underwriting Judgment”), and

(d)

the total of the new ultimate amount of reinsurance requested including contractual increases, and the amount already reinsured on that life under this Agreement and all other agreements between Munich Re, U.S. (Life) and the Ceding Company, does not exceed the Automatic Binding Limits set forth in Exhibit B, and

(e)

the total amount of life insurance in force and applied for on the life with all companies, including any coverage to be replaced (except for 1035 exchanges and internal replacements with absolute assignment to the Ceding Company), does not exceed the Jumbo Limits set forth in Exhibit B, and

(f)

the application is on a life that has not been submitted facultatively by the Ceding Company to Munich Re, U.S. (Life) or any other reinsurer within the last five years, unless the reason for any prior facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement.

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3.2 Policy Forms

The Ceding Company has provided Munich Re, U.S. (Life) with the policy forms or product specifications applicable to the Policies reinsured under this Agreement. The policy form will provide the maximum contestable and suicide period as allowed by law.

The Ceding Company shall notify Munich Re, U.S. (Life) prior to the effective date of any proposed material change to the status, benefits or other material feature of the policy forms or product specifications of the Policies reinsured under this Agreement.

If Munich Re, U.S. (Life) agrees to the proposed change in writing, Munich Re, U.S. (Life) shall provide adjusted reinsurance coverage in accordance with the provisions of this Agreement. In the event that Munich Re, U.S. (Life) does not respond within thirty (30) days, Munich Re, U.S. (Life) shall be deemed to have accepted such change. If Munich Re, U.S. (Life) rejects such proposed change in writing, such proposed change shall not be reinsured under the Agreement, and Munich Re, U.S. (Life) shall not provide adjusted reinsurance coverage.

3.3 New Business

New Business is a Policy on which (a) the Ceding Company has obtained complete and current underwriting evidence in accordance with its Underwriting Guidelines (as defined herein) on the full amount issued including the ultimate face amount illustrated at issue, (b) the full normal commissions are paid by the Ceding Company, and (c) the suicide and contestable provisions apply from the Policy’s effective date.

3.4 Retained Amounts

The Ceding Company may not reinsure on any basis any portion of its Treaty Retention on the Policies reinsured under this Agreement, without the written consent of Munich Re, U.S. (Life).

3.5 Underwriting Guidelines

The parties hereby declare and agree that all Policies covered under this Agreement shall be issued in accordance with the Ceding Company’s normal underwriting guidelines, standards and procedures (“Underwriting Guidelines”) that are in effect on the effective date of this Agreement and subsequently changed in accordance with this Agreement. The Ceding Company has provided or will provide the Underwriting Guidelines to Munich Re, U.S. (Life) upon its request.

Intentional decisions made by the Ceding Company to deviate from the Underwriting Guidelines in order to meet competition or to offer a better rating to place a case are “Business Decisions.” Business Decisions are eligible for automatic reinsurance only if i) such Business Decisions are made at the time of policy issuance, ii) the Ceding Company pays, beginning at policy inception, reinsurance premiums that are based on the actual underwriting assessment that complies with its Underwriting Guidelines, and iii) the Automatic Binding limits contained in the Exhibits hereto apply based on the actual underwriting assessment that complies with the Ceding Company’s Underwriting Guidelines. Munich Re, U.S. (Life) shall not, under any circumstances, reinsure more than its share of such applicable Automatic Binding Limits set forth in this Agreement.

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The Ceding Company shall notify Munich Re, U.S. (Life) at least forty-five (45) days in advance of the effective date of any proposed material changes to the Underwriting Guidelines and is required to keep copies of all Underwriting Guidelines in place during the duration of the Agreement. If Munich Re, U.S. (Life) agrees to the proposed changes in writing, such changes will become part of the Underwriting Guidelines. In the event Munich Re, U.S. (Life) does not respond within thirty (30) days, Munich Re, U.S. (Life) shall be deemed to have accepted such proposed changes. If Munich Re, U.S. (Life) rejects such proposed changes in writing, such proposed changes shall not become part of the Underwriting Guidelines and shall not be applied to the Policies reinsured under this Agreement.

If there is a dispute between the parties regarding the appropriate application of the Ceding Company’s Underwriting Guidelines or the exercise of Prudent Underwriting Judgment on a particular Policy, and the parties are unable to resolve their disagreement reasonably promptly, the parties shall resolve such dispute by utilizing the process set forth in Section 20.2 entitled Underwriting Arbitration.

3.6 Material Change of Risk During Underwriting

If, to the knowledge of the Ceding Company, including its agents or brokers, the medical, financial or other information provided on an application for insurance changes following Its submission but prior to the issuance of the Policy, and such change materially affects the life to be insured or the amount at risk, the Ceding Company must consider such material change in the issuance of the Policy. Otherwise, reinsurance coverage may not be provided under this Agreement for such Policy.

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Article 4 - FACULTATIVE REINSURANCE

The Ceding Company may submit any application on a Policy identified in Exhibit C to Munich Re, U.S. (Life) for its consideration on a facultative basis including, but not limited to, Policies with amounts in excess of the Automatic Binding Limits.

The Ceding Company shall apply for reinsurance on a facultative basis by sending to Munich Re, U.S. (Life) a mutually acceptable application for facultative reinsurance. In addition to the facultative application, the Ceding Company shall provide all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners’ reports, attending physicians’ statements, inspection reports, and any other information bearing on the insurability of the risk. The Ceding Company also shall notify Munich Re, U.S. (Life) of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment shall be immediately transmitted to Munich Re, U.S. (Life).

After consideration of the facultative application and related information, Munich Re, U.S. (Life) shall promptly inform the Ceding Company of its underwriting decision. If Munich Re, U.S. (Life) makes an offer, the Ceding Company must accept Munich Re, U.S. (Life)’s offer during the lifetime of the insured and within the lesser of (i) the time period specified in Munich Re, U.S. (Life)’s offer or (ii) one hundred and twenty (120) days after the Ceding Company’s receipt of such offer. The Ceding Company shall accept Munich Re, U.S. (Life)’s offer by (i) written notification or (ii) reporting such risk on the periodic reports it provides to Munich Re, U.S. (Life) pursuant to Section 7.2 and Exhibit H.

If the Ceding Company fails to accept Munich Re, U.S. (Life)’s offer as set forth above, Munich Re, U.S. (Life)’s offer shall expire and no reinsurance coverage shall exist on the risk. Article 18, Errors and Omissions, shall not apply where i) the Ceding Company fails to meet the deadline for acceptance as set forth in this Article, or ii) the Ceding Company fails to provide complete and accurate underwriting information to Munich Re, U.S. (Life).

If any risk is to be submitted to more than one reinsurer for consideration, the Allocation Rules for Placement of Facultative Cases as outlined in Exhibit E will apply.

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Article 5 - COMMENCEMENT OF LIABILITY

5.1 Automatic Reinsurance

For automatic reinsurance, Munich Re, U.S. (Life)’s liability for amounts ceded hereunder will commence at the same time as the Ceding Company’s liability but not before the Effective Date of this Agreement.

5.2 Facultative Reinsurance

For facultative reinsurance, Munich Re, U.S. (Life)’s liability will commence at the same time as the Ceding Company’s liability, provided that Munich Re, U.S. (Life) has made a facultative offer and that offer was accepted in accordance with the terms of Article 4, but in no event will Munich Re, U.S. (Life)’s liability begin prior to the Effective Date of this Agreement.

5.3 Conditional Receipt or Temporary Insurance Agreement

Reinsurance coverage under a conditional receipt or temporary insurance agreement is subject to the conditions for reinsurance coverage specified in Exhibit B and is limited to Munich Re, U.S. (Life)’s share of amounts within the conditional receipt or temporary insurance limits specified in Exhibit B less the Ceding Company’s Treaty Retention on the Policy. In no event, however, shall Munich Re, U.S. (Life)’s liability on any one life, including any existing reinsurance, exceed the Automatic Binding Limits in Exhibit B. Munich Re, U.S. (Life) will accept liability provided that the Ceding Company has followed its normal cash-with-application procedures for such coverage.

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Article 6 - REINSURED RISK AMOUNT

6.1 Life

Permanent Products

For Permanent Products, the reinsured net amount at risk will be the difference between the reinsured death benefit amount and the cash value applicable to the reinsured death benefit amount. The reinsured death benefit amount is the initial amount reinsured under this Agreement or as reset by subsequent contractual increases or fully underwritten increases. For reinsured net amount at risk purposes, the cash value is that which is in effect for each reinsurance premium accounting period.

Any change in the net amount at risk due to changes in the Policy’s cash value will be allocated proportionately between the Ceding Company and Munich Re.

All policies with Increasing Net Amount at Risk (INAR) will require an ultimate amount to be defined at policy issuance and will be the death benefit at the maximum attained age as shown under current values in the policy illustration. Underwriting requirements of policies with INAR will be based upon this ultimate amount. The ultimate amount will be used to define maximums in determining the Pool Autobind, the Jumbo Limit and the largest amount available in special programs. If the actual death benefit on an INAR policy on a given life exceeds the Pool Autobind, the Ceding Company will be on the risk for any and all amounts in excess of the Pool Autobind unless alternative arrangements are made at that time. Munich Re’s reinsurance of INAR is only available on a First Dollar Quota Share basis.

Term Products

The net amount at risk on the policy is defined as the policy face amount.

6.2 Waiver of Premium

Disability waiver of premium benefits are not covered under this Agreement.

6.3 Accidental Death Benefit

Accidental death benefits are not reinsured under this Agreement.

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Article 7 - PREMIUM ACCOUNTING AND REPORTING

7.1 Premiums

Reinsurance premium rates for Policies reinsured under this Agreement are shown in Exhibit D. The rates will be applied to the reinsured net amount at risk.

7.2 Payment of Premiums and Reporting

Reinsurance premiums are paid monthly in advance for UL/VUL products and annually in advance for whole life and term. The Ceding Company will calculate the amount of reinsurance premium due and, within thirty (30) days after the end of the payment period, will send Munich Re, U.S. (Life) a report that contains the information in Exhibit H showing reinsurance premiums due for that period. If an amount is due Munich Re, U.S. (Life), the Ceding Company will remit that amount together with the report. If an amount is due the Ceding Company, Munich Re, U.S. (Life) will remit such amount within twenty (20) days of receipt of the report.

For automatic reinsurance submissions, if a Policy or Policies are not reported within three (3) years of the Policy issue date, such Policy or Policies are not eligible for reinsurance under this Agreement. However, upon request of the Ceding Company, Munich Re, U.S. (Life) shall consider reinsuring such Policy or Policies on an automatic basis under this Agreement subject to available capacity. Article 18, Errors and Omissions, shall not apply to this Section 7.2 after three (3) years from the Policy/ies issue date.

Facultative reinsurance submissions are governed by the terms set forth in Article 4 of this Agreement.

7.3 Delayed Payment

Premium balances that remain unpaid for more than thirty (30) days after the Remittance Date will incur interest from the end of the reporting period. The Remittance Date is defined as thirty (30) days after the end of the reporting period. Interest will be calculated using the index specified in Section 14.6.

7.4 Failure to Pay Premiums

The payment of reinsurance premiums is a condition precedent to the liability of Munich Re, U.S. (Life) for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within thirty (30) days of the Remittance Date, Munich Re, U.S. (Life) may terminate this Agreement for both in-force and new business. If Munich Re, U.S. (Life) elects to exercise its right of termination, it shall provide the Ceding Company thirty (30) days written notice of such termination.

If all reinsurance premiums in arrears, including any that become in arrears during the thirty (30) day notice period, are not paid before the expiration of the notice period, this Agreement shall terminate and Munich Re, U.S. (Life) shall be relieved of all liability for any Policies reinsured under this Agreement. Upon termination, the Ceding Company and Munich Re, U.S. (Life) shall settle all amounts due and owing to the other party pursuant to the terminal accounting and settlement provision set forth in Section 22.2 of this Agreement.

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The Agreement may be reinstated, subject to approval by Munich Re, U.S. (Life), within thirty (30) days of the date of termination, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. Otherwise, Munich Re, U.S. (Life) shall have no liability for any claims incurred on or after the date of termination of this Agreement, including claims on Policies that were backdated prior to the date of termination. The right to terminate this Agreement shall not prejudice Munich Re, U.S. (Life)‘s right to collect premiums for the period during which reinsurance was in force prior to the expiration of the thirty (30) days notice.

The Ceding Company shall not intentionally fail to pay reinsurance premiums in order to force Munich Re, U.S. (Life) to terminate this Agreement so that the Ceding Company may increase its Treaty Retention or to reinsure the Policies with another reinsurer.

7.5 Premium Rate Guarantee

The reinsurance premium rates are not guaranteed. Munich Re, U.S. (Life) reserves the right to increase its reinsurance premium rates at any time. If Munich Re, U.S. (Life) increases its rates, it shall give the Ceding Company ninety (90) days prior written notice of the change. Any increase applies only to reinsurance premiums due after the expiration of the notice period. The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates applicable at the Policy issue date and the 2001 CSO Ultimate tables. An additional mortality load consistent with pricing will be applied to non-standard risks including but not limited to conversions, post-level term, and substandard policies. If Munich Re, U.S. (Life) increases its reinsurance premium rates, in absence of the Ceding Company raising its retail premiums or cost of insurance charges, the Ceding Company may recapture the affected block of reinsured policies, without payment of a recapture fee. Each reinsured policy will be recaptured on the first date that reinsurance premium is due following the expiration of the ninety (90) day notice period.

If the Ceding Company raises its retail premiums or cost of insurance charges on any in-force business reinsured under this Agreement, it shall provide Munich Re, U.S. (Life) with thirty (30) days prior written notice of the increase and will provide Munich Re, U.S. (Life) with the reasons for the increase. Munich Re, U.S. (Life) reserves the right to raise its reinsurance premium rates on such business by a corresponding amount. Any such increase in reinsurance premium rates shall become effective on the same date that the Ceding Company’s increase in retail premiums or cost of insurance charges becomes effective.

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Article 8 - REDUCTIONS, TERMINATIONS, INCREASES, RISK CLASSIFICATION CHANGES AND REINSTATEMENTS

8.1 Reductions and Terminations

In the event of the lapse or termination of a Policy or Policies reinsured under this Agreement, the Ceding Company will terminate the reinsurance on that life.

In the event of the reduction of a Policy or Policies reinsured under this Agreement, the Ceding Company will reduce reinsurance on that life. The reinsured amount on the life with all reinsurers will be reduced, effective on the same date, by the amount required such that the Ceding Company maintains its Treaty Retention as defined under this Agreement.

The Company will not backfill retention for policy lapses or face amount decreases on policies as they occur due to constraints of the current administrative system. However, at the time that a new policy is issued, or a face amount increases, the administrative system will backfill retention on the new coverage taking into consideration all inforce policies for that life, as specified in the Agreement.

Munich Re, U.S. (Life) will refund any unearned reinsurance premiums net of allowances.

8.2 Increases

(a)	Noncontractual Increases

If the amount of insurance is increased as a result of a noncontractual change, the increase is eligible for reinsurance only If the increase is underwritten by the Ceding Company in accordance with its Underwriting Guidelines and the requirements set forth in Article 3.3. If eligible, the increase will be considered New Business. Otherwise, the increase is not eligible for reinsurance under this Agreement.

Munich Re, U.S. (Life)’s prior written approval is required if the original Policy was reinsured on a facultative basis or if the new amount will cause the reinsured amount on the life to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit B.

Munich Re, U.S. (Life) will assume its share of the entire amount in excess of the Ceding Company’s Treaty Retention, as shown in Exhibit B, up to Munich Re, U.S. (Life)’s proportionate share of the Automatic Binding Limits shown in Exhibit B. Premiums for the additional reinsurance will be at the new-issue rate from the point of increase. First year premiums rates and allowances as specified in Exhibit D will apply to the amount underwritten for a non-contractual increase.

(b)	Contractual Increases

For Policies reinsured on an automatic basis, reinsurance of increases in amount resulting from contractual policy provisions, including Policies with increasing net amount at risk, if any, will be accepted only up to Munich Re, U.S. (Life)’s proportionate share of the Automatic Binding Limits shown in Exhibit B.

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For Policies reinsured on a facultative basis, reinsurance will be limited to the ultimate amount shown in Munich Re, U.S. (Life)’s facultative offer. Reinsurance premiums for contractual increases will be on a point-in-scale basis from the original issue age of the policy.

8.3 Risk Classification Changes

If the policyholder requests a table rating reduction, removal of a flat extra or other risk classification change, the Ceding Company shall underwrite such change in compliance with its Underwriting Guidelines. Risk classification changes on facultative Policies will be subject to Munich Re, U.S. (Life)’s prior written approval.

8.4 Reinstatement

If a Policy reinsured on an automatic basis is reinstated in accordance with its terms and in accordance with Ceding Company rules and procedures for reinstatement, Munich Re, U.S. (Life) will, upon notification of reinstatement, reinstate the reinsurance coverage on such Policy. If a Policy reinsured on a facultative basis is reinstated by the Ceding Company, approval by Munich Re, U.S. (Life) is required prior to the reinstatement of the reinsurance if the Ceding Company’s regular reinstatement rules indicate that more evidence than a statement of good health is required.

Upon reinstatement of the reinsurance coverage, the Ceding Company shall pay the contractual reinsurance premiums plus accrued interest for the period and at the interest rate for which it receives premiums in arrears to the same extent that the Ceding Company collects premiums and interest on such reinstated Policy.

8.5 Nonforfeiture Benefits

(a)	Extended Term

If the original Policy lapses and extended term insurance is elected under the terms of the Policy, reinsurance will continue on the same basis as under the original Policy until the expiry of the extended term period.

(b)	Reduced Paid-up

If the original Policy lapses and reduced paid-up insurance is elected under the terms of the Policy, the amount reinsured shall be reduced.

Reinsurance shall be reduced by the full amount of the reduction. The reinsurance premiums shall be calculated in the same manner as reinsurance premiums were calculated on the original Policy. If the amount of reduction exceeds the risk amount reinsured, the reinsurance on the Policy shall be terminated.

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Article 9 - CONVERSIONS, EXCHANGES, AND REPLACEMENTS

All Policies reinsured under this Agreement shall be issued in accordance with the Ceding Company’s normal standards and guidelines related to conversions, exchanges and replacements which are in effect on the effective date of this Agreement (“CER Guidelines”) and have been provided to Munich Re, U.S. (Life). The Ceding Company shall notify Munich Re, U.S. (Life) in writing within forty-five (45) days of the effective date of any proposed material change to the CER Guidelines. If Munich Re, U.S. (Life) agrees to the proposed change in writing, then such change shall become a part of the CER Guidelines. In the event that Munich Re, U.S. (Life) does not respond within thirty (30) days, Munich Re, U.S. (Life) shall be deemed to have accepted such change. If Munich Re, U.S. (Life) rejects such proposed change in writing, such proposed change shall not become a part of the CER Guidelines and shall not be applied to Policies reinsured under this Agreement. The Ceding Company’s CER Guidelines are incorporated herein by reference and shall form an integral part of this Agreement.

Unless mutually agreed otherwise, policies that are not reinsured with Munich Re, U.S. (Life) and that exchange or convert to a plan covered under this Agreement will not be reinsured hereunder.

9.1 Conversions

Munich Re, U.S. (Life) shall continue to reinsure, under this Agreement, Policies resulting from the contractual term conversion of any Policies reinsured under this Agreement, in an amount not to exceed the original amount reinsured hereunder. Reinsurance premiums and any allowances for the converted Policies are shown under Exhibit G at a point-in-scale basis from the original issue age of the Policies.

If the conversion results in an increase in the risk amount, the increase will be underwritten by the Ceding Company in accordance with its Underwriting Guidelines and CER Guidelines. Munich Re, U.S. (Life) will accept such increases, subject to the New Business requirements in Section 3.3 of this Agreement as well as the Automatic Binding Limits and Jumbo Limits set forth in this Agreement. Reinsurance premiums and any allowances for increased risk amounts will be first-year premiums at the agreed-upon premium rate.

If a Policy or Policies reinsured under this Agreement convert to a joint life product, the Reinsurer shall only be responsible up to the risk amount equal to the converted amount of Policies reinsured under this Agreement.

9.2 Exchanges and Replacements

A policy resulting from an internal exchange or replacement will be underwritten by the Ceding Company in accordance with its Underwriting Guidelines and CER Guidelines. if the Ceding Company’s CER Guidelines treat the Policy as New Business, then the reinsurance will also be considered New Business if the Policy meets the requirements for New Business set forth in Section 3.3 of this Agreement.

In the event of an internal exchange, if the state in which a replacement Policy is issued requires waiver of the suicide or contestable provisions, then Munich Re, U.S. (Life) will honor that obligation and waive suicide or contestable provisions and the new Policy amount will not exceed the original amount reinsured under the prior agreement.

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Munich Re, U.S. (Life)’s approval to exchange or replace the Policy will be required if the original policy was reinsured on a facultative basis.

If the Ceding Company’s Underwriting Guidelines and CER Guidelines do not treat the Policy as New Business, the exchange or replacement will continue to be ceded to Munich Re, U.S. (Life). The rates will be based on the original issue age, underwriting class and duration since the issuance of the original Policy.

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Article 10 - CLAIMS

10.1    Coverage

Munich Re, U.S. (Life) shall reimburse the Ceding Company, in accordance with the terms of this Agreement, for Munich Re, U.S. (Life)’s proportionate share of benefits on the Policies listed in Exhibit C of this Agreement and paid by the Ceding Company in accordance with the terms of the applicable Policies, the Ceding Company’s Claims Procedures (as defined in Section 10.5 below) and the terms of this Agreement.

10.2    Notice

The Ceding Company shall notify Munich Re, U.S. (Life), as soon as reasonably possible, after it receives a claim on a Policy reinsured under this Agreement.

10.3    Proofs and Other Documentation

a.	Incontestable Claims. An “Incontestable Claim” is a claim for benefits that falls outside of the period of time during which the Ceding Company may challenge the validity of the Policy.

(i)

Upon the Ceding Company’s request for payment of a domestic Incontestable Claim where Munich Re, U.S. (Life)’s share is less than $500,000, the Ceding Company shall provide Munich Re, U.S. (Life) with the death certificate, policy face amount, reinsured amount, retention amount, and other agreed upon information necessary for Munich Re, U.S. (Life) to adjudicate the claim (“Claim Proofs”).

(ii)

In addition, upon request for payment of a domestic Incontestable claim where Munch Re’s share is greater than or equal to $500,000, the Ceding Company shall also provide Munich Re, U.S. (Life) with a claimant’s statement and proof of payment.

(iii)

In addition, if the Incontestable Claim relates to a Policy for which Munich Re, U.S. (Life)’s net amount at risk is equal to or exceeds $1,000,000.00 and the duration of the Policy is five (5) years or less, the Ceding Company shall promptly provide Munich Re, U.S. (Life) with all other documentation maintained by the Ceding Company related to the claim and issuance of the Policy including, but not limited to, the underwriting file, the claims investigation file and the Policy file. Munich Re, U.S. (Life) reserves the right to revise or adjust the aforementioned thresholds at any time for any reason.

(iv)	If the death occurs outside of the United States, the Ceding Company will provide Munich Re, U.S. (Life) with the claim investigation documents prior to communicating a decision to the beneficiary.

b.

Contestable Claims. A “Contestable Claim” is a claim for benefits that falls within the period of time during which the Ceding Company may challenge the validity of the Policy. Upon the initial reporting of a Contestable Claim, the Ceding Company shall provide Munich Re, U.S. (Life) with Claim Proofs and all other documentation held by the Ceding Company related to the claim and issuance of the Policy, including, but not limited to, the underwriting file, the claims investigation file and the Policy file.

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c.

Other. The Ceding Company will provide Munich Re, U.S. (Life) with any other non-privileged documentation that it may reasonably request regarding any claim for any amount or duration. Munich Re, U.S. (Life) agrees that any such requests will not be unduly burdensome, will be reasonable in scope and number and will only take place if Munich Re, U.S. (Life) has a legitimate need to review such documentation.

10.4    Claims Guidelines, Standards and Procedures

The Ceding Company’s adherence to its claim guidelines, standards and procedures (“Claims Procedures”), is a condition precedent to the payment of any reinsurance benefits under this Agreement. The Ceding Company has provided a copy of the Claims Procedures to Munich Re, U.S. (Life), and the Ceding Company shall notify Munich Re, U.S. (Life) within forty-five (45) days of the effective date of any proposed material change to the Claims Procedures. If Munich Re, U.S. (Life) agrees to the proposed change in writing, such change shall become part of the Claims Procedures. In the event that Munich Re, U.S. (Life) does not respond within thirty (30) days, Munich Re, U.S. (Life) shall be deemed to have accepted such proposed change. If Munich Re, U.S. (Life) rejects such proposed change in writing, such proposed change shall not become part of the Claims Procedures and shall not be applied to claims under the Policies reinsured under this Agreement.

It is the Ceding Company’s sole decision to determine whether to investigate, contest compromise or litigate a claim; however, the Ceding Company is responsible for investigating, contesting, compromising or litigating Policy claims in accordance with applicable law and Policy terms.

The Ceding Company acknowledges that it follows industry standards and investigates claims with any of the following criteria:

a.	If the claim occurs within the contestable period as defined by the Policy; or

b.	If there is a reasonable question regarding the validity of the insured’s death or the authenticity of the proofs of death; or

c.	If the death occurs outside the United States or Canada; or

d.	If the insured is missing or presumed dead; or

e.	If there is a reasonable suspicion of fraud.

A claim investigation generally includes confirming proof of death, and, if material, medical records to validate the insured’s medical disclosures and financial condition at the time of Policy application. Investigations may also include obtaining police reports, coroner’s reports, financial records, or other information that would be appropriate under the circumstances.

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The Ceding Company acknowledges that it defends against claims meeting the following criteria:

a.	If a material misrepresentation is found in the application and the policy is within the contestable period; or

b.	If fraud is found and there is a legal remedy available; or

c.	If there is insufficient proof of death.

Munich Re, U.S. (Life) shall not be liable for any Claim Exception made by the Ceding Company related to any Policy reinsured under this Agreement. A “Claim Exception” is a decision made by the Ceding Company to deny or pay a claim that is (i) inconsistent or contrary to the terms of the applicable Policy, (ii) contrary to the Ceding Company’s Claims Procedures, (iii) inconsistent with applicable law, or (iv) made solely to alleviate or reduce the Ceding Company’s risk exposure as a result of negligence or misconduct by it or its Representatives.

10.5    Amount and Payment of Reinsurance Benefits

Except as otherwise set forth herein, the total reinsurance recoverable from all companies will not exceed the Ceding Company’s total contractual liability on the Policy, less the amount retained. The maximum reinsurance benefit payable by Munich Re, U.S. (Life) to the Ceding Company under this Agreement is the risk amount specifically reinsured with Munich Re, U.S. (Life). Munich Re, U.S. (Life) will also pay its proportionate share of Claim Expenses and its proportionate share of the amount of interest dictated by state statute (“Statutory Interest”) or an amount that is mutually agreed upon by the Ceding Company and Munich Re, U.S. (Life) that the Ceding Company pays on the death benefit proceeds unless payment was unreasonably delayed by the Ceding Company.

Unless otherwise set forth in this Agreement, the Ceding Company’s contractual liability for Policies reinsured under this Agreement is binding on Munich Re, U.S. (Life) so long as all conditions and requirements under this Agreement are satisfied. A decision made by the Ceding Company as to whether or not to deny or pay a claim in whole or in part is the Ceding Company’s responsibility and rests solely within the Ceding Company’s authority. Within a reasonable time following Munich Re, U.S. (Life)’s receipt of request for payment and any other required or requested documentation, Munich Re, U.S. (Life) will adjudicate the claim for reinsurance benefits as appropriate.

10.6    Contestable Claims

Munich Re, U.S. (Life) shall reimburse the Ceding Company for Claims Expenses associated with the investigation of Contestable Claims for which Munich Re, U.S. (Life) assumes responsibility.

10.7    Litigated Claims

The Ceding Company shall notify Munich Re, U.S. (Life) of any litigation related to a claim under a reinsured Policy upon its receipt of the initial complaint. Immediately following such notification, the Ceding Company shall provide Munich Re, U.S. (Life) with all relevant information related to the claim in the litigation. Within ten (10) business days after receipt of all relevant information, Munich Re, U.S. (Life) shall notify the Ceding Company in writing of its decision to participate or to decline to participate in the litigation. If Munich Re, U.S. (Life) fails to provide such notification, then Munich Re, U.S. (Life) shall be deemed to have elected to participate in the litigation.

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If Munich Re, U.S. (Life) declines to participate in the litigation, Munich Re, U.S. (Life) shall satisfy its obligation with respect to such claim by paying to the Ceding Company its full share of the reinsurance benefit, including accrued Statutory Interest as of the date on which Munich Re, U.S. (Life) declines to participate in the litigation, along with its proportionate share of Contestable Claims Expenses, and the Ceding Company shall accept such payment as payment in full for Munich Re, U.S. (Life)’s liability regarding such claim. If Munich Re, U.S. (Life) declines to participate in the litigation, Munich Re, U.S. (Life) shall not share in any reduction or increase in liability.

If Munich Re, U.S. (Life) agrees to participate in the litigation, Munich Re, U.S. (Life) shall reimburse the Ceding Company for its proportionate share of the Litigation Expenses (as defined below), and Munich Re, U.S. (Life) shall share in any such reduction or increase in liability related to the outcome of such litigation. Munich Re, U.S. (Life)’s participation in any such increase or reduction will be determined in accordance with Munich Re, U.S. (Life)’s proportionate share. Litigation Expenses shall be submitted to Munich Re, U.S. (Life) on a monthly basis.

Throughout the litigation, the Ceding Company shall provide Munich Re, U.S. (Life) with all information related to the litigation including, but not limited to, pleadings, interrogatories and depositions. If Munich Re, U.S. (Life) discovers information that causes Munich Re, U.S. (Life) to disagree with the Ceding Company’s course of action with respect to a litigated claim, then Munich Re, U.S. (Life) may opt out of the litigation, pay its full share of the reinsurance benefit plus its proportionate share of Statutory Interest and Litigation Expenses incurred as of the opt out date, and incur no further liability related to the claim including, but not limited to, any liability for any further Litigation Expenses.

In no event shall Munich Re, U.S. (Life) reimburse the Ceding Company for any Statutory Penalties, Compensatory Damages or Punitive Damages.

10.8    Return of Premium Due to Misrepresentation or Suicide

If the Ceding Company returns premiums as a result of a misrepresentation or suicide by the insured or pays a reduced death benefit as a result of the insured’s suicide, Munich Re, U.S. (Life) shall return to the Ceding Company the reinsurance premium received on that Policy without applicable interest to the Ceding Company in lieu of any other benefit payable under this Agreement.

10.9    Misstatement of Age or Gender

In the event of a misstatement of the insured’s age or gender, the reinsured net amount at risk will be adjusted to the amount that would have been issued with the premiums paid for the correct age and gender, subject to the terms of this Agreement, as though such revised liability had been in effect on the date reinsurance for such Policy commenced under Article 3 of this Agreement. Any difference in reinsurance premium as the result of such change will be settled without interest.

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10.10    Definitions

For the purposes of this Article 10, the following definitions shall apply:

“Claim Expenses” are the reasonable fees of third party vendors utilized in connection with the investigation of a Contestable Claim and, with respect to Non-Contestable Claims, the investigation of a fraudulent claim or foreign death. Claim Expenses do not include, and Munich Re, U.S. (Life) will not reimburse the Ceding Company for routine legal, claim investigation or administration expenses including, but not limited to, the Ceding Company’s home office expenses and compensation of the Ceding Company’s employees or contract workers. Furthermore, Claim Expenses do not include any expenses incurred by the Ceding Company arising out of conflicting claims of entitlement to policy benefits (e.g. interpleaders).

“Compensatory Damages” are those amounts awarded to compensate for the actual damages sustained, and are not awarded as a penalty nor fixed in amount by statute.

“Litigation Expenses” are the reasonable fees of third party consultants and outside legal advisors. Litigation Expenses do not include, and Munich Re, U.S. (Life) will not reimburse the Ceding Company for routine legal, claim investigation or administration expenses including, but not limited to, the Ceding Company’s home office expenses and compensation of the Ceding Company’s employees or contract workers. Furthermore, Litigation Expenses do not include any expenses incurred by the Ceding Company arising out of conflicting claims of entitlement to policy benefits (i.e. interpleaders).

“Punitive Damages” are those damages awarded as a penalty the amount of which is neither governed nor fixed by statute.

“Statutory Penalties” are those amounts awarded as a penalty but are fixed in amount by statute.

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Article 11 - RESERVES

Munich Re, U.S. (Life) will determine its own reserving methodology for the Policies reinsured under this Agreement.

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Article 12 - RETENTION LIMIT CHANGES

If the Ceding Company increases its Ceding Company Retention or Treaty Retention as shown in Exhibit B, it shall provide Munich Re, U.S. (Life) with written notice of the proposed increase thirty (30) days in advance of its intended effective date.

An increase to the Ceding Company’s Retention or Treaty Retention shall not affect the reinsured Policies in force except as specifically provided in this Agreement.

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Article 13 - RECAPTURE

13.1    Recapture Upon Increase in Ceding Company Retention.

If the Ceding Company increases its Ceding Company Retention set forth in Exhibit B, the Ceding Company has the option to recapture certain risk amounts. If the Ceding Company has maintained its Treaty Retention (not a special retention limit) for the policy and the insured’s issue age, sex, and mortality classification, it may apply its increased Ceding Company Retention to reduce the amount of reinsurance in force as follows.

(a)

The Ceding Company may increase its Treaty Retention shown in Exhibit B in the same proportion as the increase in its Ceding Company Retention effective on the policy anniversary date. The amount eligible for recapture will be the difference between the amount originally retained and the amount the Ceding Company would have retained had the new Ceding Company Retention been in effect at the time of issue of the applicable Policy.

(b)	The Ceding Company must give Munich Re, U.S. (Life) thirty (30) days written notice prior to the commencement of recapture.
(c)

The reduction of reinsurance on affected Policies will become effective on the policy anniversary date immediately following the notice of election to recapture; however, no reduction will be made until a Policy has been in force for at least the level term period for term plans or twenty (20) years if a permanent plan.

(d)

If any reinsured Policy is recaptured, all reinsured Policies eligible for recapture under the provisions of this Article must be recaptured up to the Ceding Company’s new Treaty Retention in a consistent manner and the Ceding Company must increase its total amount of insurance on each reinsured life. The Ceding Company may not revoke its election to recapture for Policies becoming eligible at future anniversaries.

(e)	The Company’s decision not to back-fill retention, per Article 8.1, will not impact their ability to recapture, provided all other conditions listed above are met.

If portions of the reinsured Policy have been ceded to more than one reinsurer, the Ceding Company must allocate the reduction in reinsurance so that the amount reinsured by each reinsurer after the reduction is proportionately the same as if the new Treaty Retention had been in effect at the time of issue.

The amount of reinsurance eligible for recapture is based on the current amount at risk as of the date of recapture. For a Policy issued as a result of exchange, conversion, or replacement, the recapture terms of the reinsurance agreement covering the original policy will apply, and the duration period for the purpose of recapture will be measured from the effective date of the reinsurance on the original policy.

After the effective date of recapture, Munich Re, U.S. (Life) shall not be liable for any reinsured Policies or portions of such reinsured Policies that should have been recaptured pursuant to this Section 13.1. Article 18, Errors and Omissions, shall not apply to this section.

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Article 14 - GENERAL PROVISIONS

14.1    Currency

All payments and reporting by both parties under this Agreement will be made in United States dollars.

14.2    Premium Tax

Munich Re, U.S. (Life) shall not reimburse the Ceding Company for premium taxes.

14.3    Minimum Cession and Trivial Amount

The Ceding Company shall not cede a Policy to Munich Re, U.S. (Life) unless the amount to be reinsured at issue exceeds the Minimum Initial Cession amount shown in Exhibit B.

Reinsurance shall be cancelled on any Policy when its reinsured net amount at risk falls below the Trivial Cession limit shown in Exhibit B.

14.4    Inspection of Records

Munich Re, U.S. (Life), or its duly authorized Representatives, shall have the right at all reasonable times, for as long as liabilities remain outstanding under this Agreement, to inspect all books, electronic files, original papers, records, and all documents relating to the Policies reinsured under this Agreement including underwriting, claims processing, and administration records at either the office of the Ceding Company or through secure remote electronic access, at the option of Munich Re, U.S. (Life). If Munich Re, U.S. (Life) inspects the records at the offices of the Ceding Company, the Ceding Company shall provide a reasonable workspace for the inspection and access to such records during regular business hours. Whether the inspection is conducted at the offices of the Ceding Company or remotely, the Ceding Company shall cooperate with and facilitate the inspection, and upon the request of Munich Re, U.S. (Life), shall make available to Munich Re, U.S. (Life) such officers and employees of the Ceding Company as Munich Re, U.S. (Life) may reasonably request to provide information concerning the reinsured business and the records inspected. Munich Re, U.S. (Life)’s right to inspect records includes access to records controlled or provided by third parties.

14.5    Interest Rate

If, under the terms of this Agreement, Interest is accrued on amounts due either party, such interest will be calculated using the 180 day Treasury rate as reported in the Wall Street Journal on the date the payment becomes due plus 100 basis points, except as it pertains to Article 10 and as outlined elsewhere in this Agreement.

14.6    Other

Munich Re, U.S. (Life) will not participate in gross annual premiums and policy fees paid by the policyholder, expense charges, cash values, accumulation fund amounts, dividends, nor any benefits not expressly referred to herein.

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Article 15 - DAC TAX

The parties to this Agreement agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations under Section 848 of the Internal Revenue Code of 1986, as amended:

(a)	The term ‘party’ refers to either the Ceding Company or Munich Re, U.S. (Life), as appropriate.

(b)	The terms used in this Article are defined by reference to Regulation Section 1.848-2.

(c)

The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

(d)	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service.

(e)

The Ceding Company will submit a schedule to Munich Re, U.S. (Life) by May 1 of each year with its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year. Munich Re, U.S. (Life) may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of Munich Re, U.S. (Life)’s receipt of the Ceding Company’s calculation. If Munich Re, U.S. (Life) does not so notify the Ceding Company within the required timeframe, Munich Re, U.S. (Life) will report the net consideration as determined by the Ceding Company in Munich Re, U.S. (Life)’s tax return for the previous calendar year.

(f)

If Munich Re, U.S. (Life) contests the Ceding Company’s calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date Munich Re, U.S. (Life) submits its alternative calculation. If the Ceding Company and Munich Re, U.S. (Life) reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its tax return for the previous calendar year.

(g)

Both the Ceding Company and Munich Re, U.S. (Life) represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the internal Revenue Code of 1986, as amended.

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Article 16 - OFFSET

Any undisputed debts or credits with respect to this Agreement, whether in favor of or against either Munich Re, U.S. (Life) or the Ceding Company, are subject to recoupment and only the balance will be allowed or paid. In addition, any undisputed mutual debts or credits with respect to this Agreement or any other agreement between the parties may be offset and only the balance will be allowed or paid.

The rights of offset and recoupment shall not be affected or diminished because of the insolvency of either party.   The intent of the parties is that recoupment and offset shall be permitted to the maximum extent allowed by law.

To the extent the Ceding Company subtracts the amount of claim payments due from the amount of premium it owes Munich Re, U.S. (Life) prior to Munich Re, U.S. (Life)’s review and approval of any such claim amounts, such netting will be allowed only under Munich Re, U.S. (Life)’s reservation of rights. For the avoidance of doubt, the right of offset set forth above only applies to amounts that are undisputed by both parties. As such, in the event that a disputed claim is netted from the premium due to Munich Re, U.S. (Life), Munich Re, U.S. (Life) will be entitled to reimbursement of any such amount either by repayment of the amount or by subtracting the amount from other claim amounts owed to the Ceding Company.

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Article 17 - INSOLVENCY

17.1     Insolvency of a Party to this Agreement

A party to this Agreement shall be deemed insolvent when it:

(a)	applies for or consents to the appointment of a receiver, rehabilitator, liquidator or statutory successor of its properties or assets; or

(b)	is adjudicated as bankrupt or insolvent; or

(c)

files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

(d)	becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

17.2     Insolvency of the Ceding Company

In the event of the insolvency of the Ceding Company, all reinsurance payments due under this Agreement shall be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver, or statutory successor shall give written notice to Munich Re, U.S. (Life) of all pending claims against the Ceding Company on any Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, Munich Re, U.S. (Life) may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver, or statutory successor.

The expense incurred by Munich Re, U.S. (Life) shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of rehabilitation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by Munich Re, U.S. (Life). Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

Munich Re, U.S. (Life) shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Ceding Company on Policies reinsured under this Agreement.

If, upon the liquidation of the Ceding Company, the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company elects to recapture all of the Policies reinsured under this Agreement and terminate the Agreement in its entirety, such recapture and termination shall be subject to a terminal accounting and settlement as set forth in Section 22.1.

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17.3 Insolvency of Munich Re, U.S. (Life)

In the event of Munich Re, U.S. (Life)’s insolvency, the Ceding Company may terminate the Agreement for future new business and shall notify Munich Re, U.S. (Life) in writing of its intent. The parties agree to waive the notification period for this termination, and the effective date shall be no earlier than the effective date of Munich Re, U.S. (Life)’s insolvency.

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Article 18 - ERRORS AND OMISSIONS

In this section, “Error” means a clerical or administrative error or omission (other than an error in judgment) in the reinsurance administration of the business reinsured pursuant to this Agreement that is shown to be unintentional and the result of an oversight or misunderstanding.

For greater certainty, the following, while not an exclusive or exhaustive list, shall not be considered Errors:

(a)

any failure by the Ceding Company or its Representatives to comply with the conditions precedent to automatic reinsurance coverage as set forth in Section 3.1 of this Agreement, the use of Prudent Underwriting Judgment or the rules relating to Business Decisions as set forth in Section 3.5 of this Agreement;

(b)

any failure by the Ceding Company to comply with applicable law or its own internal guidelines and procedures related to the adjudication of claims or the administration of Policies including lapsing or lapsed Policies;

(c)

any failure to provide Munich Re, U.S. (Life) with notice of material changes to (i) the Ceding Company’s Underwriting Guidelines, (ii) the Ceding Company’s CER Guidelines, (iii) the Ceding Company’s Claims Procedures, or (iv) any Policy form or product specification;

(d)

facultatively submitted business for which the Ceding Company failed to notify Munich Re, U.S. (Life) of the Ceding Company’s acceptance of Munich Re, U.S. (Life)’s facultative offer pursuant to Article 4 of this Agreement; or

(e)	any failure by the Ceding Company to provide materially complete and accurate information during the quoting and pricing process; or

(f)	repetitive and systemic Errors in administration or reporting by the Ceding Company that are not rectified within a reasonable period of time.

If either Munich Re, U.S. (Life) or the Ceding Company fails to comply with certain terms of this Agreement and such failure is the result of an Error on the part of Munich Re, U.S. (Life) or the Ceding Company, then such Error shall be corrected by restoring both Munich Re, U.S. (Life) and the Ceding Company to the respective positions that they would have occupied had no such Error occurred; provided, however, nothing in this section shall operate or be construed:

(a)

to extend the liability of Munich Re, U.S. (Life) beyond any of the limits specified in this Agreement or to extend the liability of Munich Re, U.S. (Life) to cover any risk or class of insurance generally or specifically excluded from this Agreement;

(b)	to allow the Ceding Company to alter its Treaty Retention on any Policy reinsured hereunder after the occurrence of a loss on such Policy; or

(c)	to impose any greater liability on Munich Re, U.S. (Life) than would have attached if the Error had not occurred.

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If it is not possible for both parties to be restored to the positions they would have occupied had the Error not occurred, then any financial consequences will be borne by the party that committed the Error.

The party first discovering any Error shall notify the other party in writing promptly upon its discovery, and the responsible party shall endeavor to correct such Error within ninety (90) days of its discovery. When an Error is discovered, the party who committed the Error will use all commercially reasonable efforts to (a) identify all other Errors of the same or similar nature through a review of records in its power, possession or control, and (b) avoid similar Errors in the future. Any monetary adjustments made between Munich Re, U.S. (Life) and the Ceding Company to correct an Error will be made with interest as set forth in Section 14.6.

The acceptance of premiums by Munich Re, U.S. (Life) in the event of an Error shall not establish liability on its part. Furthermore, this section shall not operate or be construed as a waiver by either party of its rights to enforce strictly the terms of this Agreement nor shall any resolution of an Error adopted by the parties set a precedent for the resolution of any other Error.

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Article 19 - DISPUTE RESOLUTION

Within thirty (30) days after either party provides the other party with written notification of a specific dispute, citing this Article and specifically describing the issue or issues to be resolved, each party shall appoint an active company officer who has authority to make decisions with respect to such issues. The officers shall discuss the issues and shall negotiate in good faith. During this negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers shall decide the specific format for such discussions.

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Article 20 - ARBITRATION

20.1    Arbitration

It is the intention of Munich Re, U.S. (Life) and the Ceding Company that the customs and practices of the life insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. If Munich Re, U.S. (Life) and the Ceding Company cannot mutually resolve a dispute that arises out of or relates to this Agreement, and the dispute cannot be resolved through the dispute resolution process described in Article 19, the dispute shall be decided through arbitration. Such arbitration shall be conducted in accordance with the Federal Arbitration Act (9 U.S.C. Section 1 et seq.)

To initiate arbitration, either the Ceding Company or Munich Re, U.S. (Life) shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall acknowledge the notification in writing within fifteen (15) days of its receipt.

There shall be three arbitrators who shall be current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement, their affiliates or subsidiaries. Each of the parties shall appoint one of the arbitrators and these two arbitrators shall select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days of the initiation of the arbitration, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of the appointment of the second arbitrator, then each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots for the final selection.

Once chosen, the arbitrators are empowered to select the site of the arbitration and decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators shall establish arbitration procedures as warranted by the facts and issues of the particular case. The arbitrators shall have the power to determine all procedural rules of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators may consider any relevant evidence; they shall weigh the evidence and consider any objections. Each party may examine any witnesses who testify at the arbitration hearing.

The arbitrators shall base their decision on the terms and conditions of this Agreement and the customs and practices of the life insurance and reinsurance industries rather than on strict interpretation of the law. The decision of the arbitrators shall be made by majority rule and shall be submitted in writing. The decision shall be final and binding on both parties and there shall be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment. The arbitrators may not award any exemplary or punitive damages.

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Unless the arbitrators decide otherwise, each party shall bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties shall jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.

This Article will survive termination of this Agreement.

20.2    Underwriting Arbitration

Disputes involving the application of the Ceding Company’s Underwriting Guidelines or Prudent Underwriting Judgment to a particular Policy shall be resolved through the following procedure.

The parties shall appoint an active or retired underwriter who (i) has at least ten (10) years experience in life insurance or reinsurance underwriting; (ii) is independent from the parties; and (iii) is disinterested in the outcome of the dispute (the “Independent Underwriter”).

If the parties cannot agree on the appointment of the Independent Underwriter within thirty (30) days, each party shall nominate three underwriters qualified under the prior paragraph. Within ten (10) business days thereafter, each party shall then decline two of the other party’s nominations. The Independent Underwriter shall be chosen from the remaining two nominations by drawing lots.

Within twenty (20) days of the appointment of the Independent Underwriter, each party shall submit in writing to the Independent Underwriter its proposed resolution for the dispute in addition to supporting documentation. Supporting documentation shall be limited to this Agreement, the Ceding Company’s Underwriting Guidelines and all information in the Ceding Company’s underwriting file as of the date the relevant underwriting decision was made. Each party shall provide a copy of its proposed resolution and supporting documentation to the other party.

Within thirty (30) days of the date that the proposed resolutions are due to the Independent Underwriter, the Independent Underwriter shall make his or her determination and issue a written decision. The Independent Underwriter’s decision shall take into consideration the documentation provided by both Parties, as well as the provisions of the Agreement.

The decision of the Independent Underwriter shall be final and binding on both parties, and the parties shall share the costs of the Independent Underwriter on an equal basis.

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Article 21 - CONFIDENTIALITY

21.1    Privacy

(a)

As used in this Article 21, Customer Information is defined as medical, financial, and other personal information concerning or related to proposed, current, and former policy owners, insureds, applicants, and beneficiaries of policies issued by the Ceding Company.

(b)

Munich Re, U.S. (Life) agrees to treat Customer Information provided by the Ceding Company as confidential, as prescribed under Federal and State laws and regulations related to privacy of information.

(c)

For the avoidance of doubt, notwithstanding any other provision of this Agreement, Munich Re, U.S. (Life) may disclose Customer Information to its own directors, officers, employees, affiliates, and advisors (collectively the “Representatives”) and, to the extent necessary or required, to its retrocessionaires, rating agencies, regulators, external auditors, vendors and the MIB Group, Inc. (collectively “Applicable Third Parties”) in the following circumstances:

(i)	to those who need to know such information in connection with the proper execution of this Agreement;
(ii)	as necessary to perform Munich Re, U.S. (Life)’s internal risk-management functions and analysis;
(iii)	in connection with Munich Re, U.S. (Life)’s data management practices;
(iv)	to the extent necessary to retrocede risks covered by this Agreement or otherwise comply with retrocessionaire requirements; and
(v)	as needed to perform or comply with other applicable audit functions or requirements.

(d)	Munich Re, U.S. (Life) will take reasonable steps to ensure that its Representatives and Applicable Third Parties maintain the confidentiality of Customer Information.

(e)	Munich Re, U.S. (Life) will furnish to the Ceding Company a copy of Munich Re, U.S. (Life)’s privacy policy upon request.

(f)

The obligations set forth in this Section 21.1 regarding privacy of Customer Information will survive the termination of this Agreement and remain in force indefinitely or until Munich Re, U.S. (Life) no longer has possession or control of any such Customer Information.

21.2    Proprietary Information

(a)	The Ceding Company and Munich Re, U.S. (Life) acknowledge that compliance with the terms of this Agreement may require the exchange of Proprietary Information, as defined herein.

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(b)

As used in this Article 21, Proprietary Information is defined as all information or material that has or could have commercial value or utility and includes, but is not limited to, business plans, trade secrets, experience studies, underwriting manuals, guidelines and decisions, applications, policy forms, quote terms, actuarial data and assumptions, valuations, financial condition, and the specific terms and conditions of this Agreement.

(c)	Proprietary Information does not include information that:

(i)	is or becomes available to the general public other than as a result of disclosure by the party receiving the information (hereinafter the “Recipient”);
(ii)	is developed independently by the Recipient;
(iii)	is acquired by the Recipient from a third party that is, to the knowledge of the Recipient, not bound by confidentiality restrictions related to the information; or
(iv)	was already within the possession of the Recipient, and not subject to a confidentiality agreement, prior to being furnished by the other party.

(d)

Munich Re, U.S. (Life) and the Ceding Company shall hold all Proprietary Information received from the other party in confidence and use or disclose such Proprietary Information solely for the purposes of evaluation and performance of this Agreement.

(e)

For the avoidance of doubt, notwithstanding any other provision of this Agreement, Munich Re, U.S. (Life) may disclose Proprietary Information to its Representatives, Applicable Third Parties in the following circumstances:

(i)	to those who need to know such information in connection with the proper execution of this Agreement;
(ii)	as necessary to perform its internal risk-management functions and analysis;
(iii)	in connection with Munich Re, U.S. (Life)’s data management practices;
(iv)	to the extent necessary to retrocede risks covered by this Agreement or otherwise comply with retrocessionaire requirements; and
(v)	as needed to perform or comply with other applicable audit functions or requirements.

(f)	The parties will take reasonable steps to ensure that their Representatives and Applicable Third Parties maintain the confidentiality of any such Proprietary Information.

(g)

Either party may disclose Proprietary Information when legally compelled to do so. In such event, the party so compelled will provide the other party with prompt notice of such prior to disclosure so that the other party may seek an appropriate remedy.

(h)	The provisions set forth in this Article 21.2 shall survive for two (2) years following the termination of the last in force policy reinsured under this Agreement.

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21.3    Unauthorized Disclosure

The Recipient shall notify the party disclosing either Proprietary and/or Customer Information (the “Discloser”) (Proprietary and Customer Information hereinafter together referred to as “Confidential Information”) of any unauthorized access to or release of Confidential Information as soon as possible, but in no event later than three (3) business days following the identification of such access or release. The Recipient agrees to cooperate fully with the Discloser in the investigation and handling of any unauthorized access to or release of Confidential Information.

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Article 22 – TERMINAL ACCOUNTING AND SETTLEMENT

22.1 Termination

(a)	In the event that this Agreement is terminated for both in-force and new business for reasons set forth elsewhere in this Agreement, a terminal accounting and settlement shall occur.

(b)	The “Terminal Accounting Date” shall be the earliest of: (a) the effective date of termination of this Agreement, or (b) any other date mutually agreed by the parties in writing.

(c)	The final settlement amount shall be determined as follows:

A + B - C

where,

“A” is the unearned reinsurance premium as of the Terminal Accounting Date.

“B” is the amount of pending claims and claims incurred but not reported as of the Terminal Accounting Date that is reported to Munich Re, U.S. (Life) within ninety (90) days of the Terminal Accounting Date.

“C” is due, but unpaid reinsurance premium as of the Terminal Accounting Date.

(d)

Munich Re, U.S. (Life) shall provide the calculation of the final settlement amount to the Ceding Company or its rehabilitator, receiver, or liquidator within 120 days of the Terminal Accounting Date. The Ceding Company or its rehabilitator, receiver or liquidator shall have sixty (60) days from the date Munich Re, U.S. (Life) provides the calculation and supporting data and information to review and validate it. In the event the Ceding Company or its rehabilitator, receiver or liquidator is not able to reasonably validate the calculation, then Munich Re, U.S. (Life) or the Ceding Company or its rehabilitator, receiver or liquidator as the case may be, shall deposit the final settlement amount into escrow and proceed to cause an arbitration of the matter pursuant to Article 20 of this Agreement. Any amount so deposited shall be subject to adjustment as a result of arbitration.

(e)

If the Ceding Company or its rehabilitator, receiver, or liquidator validates the final settlement amount, it shall be paid on 181st day following the Terminal Accounting Date. In the event the final settlement amount is positive, Munich Re, U.S. (Life) shall make payment to the Ceding Company or its rehabilitator, receiver or liquidator. In the event the final settlement amount is negative, the Ceding Company or its rehabilitator, receiver or liquidator shall make payment to Munich Re, U.S. (Life).

(f)

It is the intent of the parties that under all circumstances any payments determined to be due to either party under the Terminal Accounting and Settlement shall be fully and completely subject to offset as provided under the terms of this Agreement.

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(g)

Upon completion of the settlement, Munich Re, U.S. (Life) will be released from all its liabilities under the Agreement effective as of the Terminal Accounting Date, including but not limited to, the payment of any claim, benefit, or loss under the Agreement, notwithstanding the date any such claim, benefit, or loss may be incurred.

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Article 23 - DURATION OF AGREEMENT

This Agreement is indefinite as to its duration. The Ceding Company or Munich Re, U.S. (Life) may terminate this Agreement with respect to the reinsurance of New Business by giving ninety (90) days written notice of termination to the other party. The first day of the notice period is deemed to be the date the document is postmarked.

During the notification period, the Ceding Company shall continue to cede and Munich Re, U.S. (Life) shall continue to accept Policies reinsured under the terms of this Agreement. Reinsurance coverage on all reinsured Policies shall remain in force until the termination or expiry of the Policies or until the contractual termination of reinsurance under the terms of this Agreement, whichever occurs first.

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Article 24 - NOTICE

Any notice that is required or permitted to be given under this Agreement shall be given to the other party, in writing, and shall be (i) delivered personally, (ii) sent by courier or recognized overnight delivery service, (iii) by email, or (iv) delivered certified or registered U.S. mail, postage prepaid, to such party as follows:

If to the Ceding Company:

The Penn Mutual Life Insurance Company

600 Dresher Rd.

Horsham, PA 19044

Attention: Reinsurance Officer

If to Munich Re, U.S. (Life):

Munich American Reassurance Company

56 Perimeter Center East, N.E.

Atlanta, GA 30346-2290

Attention: General Counsel

Any such notice shall be deemed received when: (a) it is so delivered personally; (b) a deliver and/or read receipt for email is produced; or (c) signed for when delivered by courier or recognized overnight delivery by certified or registered U.S. mall.

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Article.

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Article 25 - EXECUTION

This Agreement is effective as of January 1, 2018, and applies to all eligible Policies with issue dates on or after such date and to eligible Policies applied for on and after such date that were backdated for up to six (6) months to save age. The Parties, by their respective duly authorized officers, have executed this Agreement in duplicate, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

The Penn Mutual Life Insurance Company The Penn Insurance and Annuity Company		Munich American Reassurance Company

By:	/s/ Michael Nyszczot	By:	/s/ Patti Arellano
	(signature)		(signature)

	Michael Nyszczot		Patti Arellano
	(print or type name)		(print or type name)

Title:	AVP, Inforce & Mortality Mgmt	Title:	AVP & Marketing Actuary

Date:	Dec 13, 2017	Date:	12-13-2017

By:	/s/ Andrew W. Martin	By:	/s/ Glenn Beuschel
	(signature)		(signature)

	Andrew W. Martin		Glenn Beuschel
	(print or type name		(print or type name)

Title:	VP, Product Management	Title:	AVP & Treaty Manager

Date:	Dec 13, 2017	Date:	12-13-2017

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Exhibit A

REINSURANCE BASIS AND STRUCTURE

A.	Reinsurance Basis

Policies covered under this Agreement will be reinsured on a YRT basis.

B.	Reinsurance Structure

Munich Re, U.S. (Life)’s share will be 35% of the excess over the Ceding Company’s Treaty Retention specified in Exhibit B. This amount will not exceed Munich Re, U.S. (Life)’s share of the maximum Automatic Binding Limits specified in Exhibit B.1.

The Ceding Company will obtain Munich Re, U.S. (Life)’s prior written consent in the event that Munich Re, U.S. (Life)’s share, as stated above, is altered for any reason including but not limited to the Ceding Company’s reallocation of the amount ceded among its reinsurance pool members.

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  Exhibit B

  CEDING COMPANY RETENTION AND REINSURANCE COVERAGE LIMITS

A.	Retention

A.1	Ceding Company Retention

  Single Life

Issue Age	Standard	Tables 1-5	Tables 6-10	Tables 11-16
0-60	5,000,000	5,000,000	4,000,000	3,000,000
61-65	5,000,000	4,000,000	3,000,000	2,500,000
66-70	5,000,000	3,500,000	2,500,000	2,000,000
71-80	5,000,000	3,000,000	1,500,000	1,000,000
81-85	5,000,000	2,000,000	1,000,000	500,000

  Joint Life

lssue Age	Standard	Tables 1-5	Tables 6-10	Tables 11-16
0-60	7,500,000	7,500,000	6,000,000	4,500,000
61-65	7,500,000	6,000,000	4,500,000	3,750,000
66-70	7,500,000	5,250,000	3,750,000	3,000,000
71-80	7,500,000	4,500,000	2,250,000	1,500,000
81-85	7,500,000	3,000,000	1,500,000	750,000

The Ceding Company will retain the above Treaty Retention of each policy.

B.	Reinsurance Coverage Limits

B.1	Automatic Binding Limits

Issue Age	Standard	Tables 1-5	Tables 6-10	Tables11-16
0-60	55,000,000	55,000,000	44,000,000	33,000,000
61-65	55,000,000	44,000,000	33,000,000	27,500,000
66-70	55,000,000	38,500,000	27,500,000	22,000,000
71-80	31,800,000	18,950,000	9,800,000	6,750,000
81-85	15,900,000	2,000,000	1,000,000	500,000

The pool maximum automatic binding amounts above include the Ceding Company’s Treaty Retention.

For the purpose of determining the Automatic Binding Limits in the above table, flat extra ratings are converted at a rate of one table (25%) for each $2.50 per thousand charged through age 70, and $5.00 per thousand ages 71 and up, and added to any multiple ratings.

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B.2	Jumbo Limits

$65 million.

B.3	Conditional Receipt or Temporary Insurance Agreement

The amount of such coverage provided by the Reinsurer will be limited to its share of the following amounts provided by the Ceding Company’s Conditional Receipt or Temporary Insurance Agreement.

Maximum Amount
$1,000,000

B.4	Cession Limits
(a)	Minimum Initial Cession: $0

(a)	Trivial Cession: $0

B.5	Accelerated Underwriting Program

For clarity purposes, the Ceding Company has an accelerated underwriting program for policies within the Ceding Company’s retention limits. If a policy is reinsured the traditional underwriting guidelines stated in Exhibit F will be followed.

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Exhibit C

PRODUCTS COVERED

The Policies automatically reinsured under this Agreement are defined as follows.

Policies issued on products with effective dates within the applicable period shown below may qualify for automatic reinsurance under the terms of this Agreement.

Product	Effective Date
Guaranteed Choice Whole Life	January 1, 2018
Guaranteed Level Term	January 1, 2018
Guaranteed Protection UL	January 1, 2018
Protection Guard UL	January 1, 2018
Accumulation Builder Select Indexed UL	January 1, 2018
Accumulation Builder Advantage Indexed UL	January 1, 2018
Diversified Growth VUL	January 1, 2018
Survivorship Plus Indexed UL	January 1, 2018
Survivorship Plus Select Indexed UL	January 1, 2018
One Year Term	January 1, 2018
Survivorship Choice Whole Life	March 1, 2018
All fully underwritten increases to permanent products (or riders) previously reinsured or fully retained	January 1, 2018

Supplemental benefits and riders to be reinsured Include:

Single Life

Rider	Products Offered On
Accelerated Death Benefit Rider	Permanent products
Additional Insured Rider	Permanent products
Chronic Illness Accelerated Benefit Rider	Permanent products
Supplemental Exchange Rider	All
Return of Premium Rider	IUL, VUL
Guaranteed Increase Option	IUL, VUL, UL
Supplemental Term Insurance	IUL, VUL
Accelerated Permanent Paid-Up Additions Rider	WL
Enhanced Permanent Paid-Up Additions Rider	WL
Flexible Protection Rider	WL
Guaranteed Purchase Option	WL

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Joint Life

Rider	Products Offered On

Flexible Period Single Life Term Rider	IUL

Policy Split Option	IUL, WL

Estate Preservation Term Insurance Rider	IUL, WL

First Death Benefit Rider	IUL

Supplemental Term Insurance Rider	IUL

Estate Growth Benefit	IUL

Supplemental Exchange Rider	IUL, WL

Return of Premium Rider	IUL

Chronic Illness Accelerated Benefit Rider	IUL, WL

Accelerated Permanent Paid-Up Additions Rider	WL

Enhanced Permanent Paid-Up Additions Rider	WL

Flexible Protection Rider	WL

Accelerated Death Benefit Rider	IUL, WL

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Exhibit D

REINSURANCE PREMIUMS

D.1	Life

The rates below are for the following products:

Guaranteed Choice·WL, Guaranteed Protection UL, Accumulation Builder Select IUL, Accumulation Builder Advantage IUL, Diversified Growth VUL, Protection Guard UL

●	Reinsurance premium rates are the following percentages of the sex and smoker distinct 2015 Valuation Basic Table ANB.

●	Reinsurance premiums are paid monthly in advance for UL\VUL\IUL products and annually in advance for whole life. For UL\VUL\IUL, the monthly rates are 1/12 of the annual rates shown below.

Single Permanent Rates

						Issue Ages
Gender Female	Risk Class Preferred Plus	Durations 1	0 - 19	20 - 29	30 - 39	40 - 49	50 - 59	60 - 69	70 - 79	80 - 85
				0%	0%	0%	0%	0%	0%	0%
	NT	2-10		135%	95%	77%	66%	92%	76%	67%
		11-20		70%	59%	57%	53%	67%	73%	80%
		21-30		70%	55%	59%	56%	65%	75%	81%
		31+		66%	67%	68%	71%	77%	99%	136%
	Preferred	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		150%	107%	90%	77%	110%	87%	90%
		11-20		79%	69%	66%	62%	77%	74%	80%
		21-30		82%	64%	67%	60%	65%	76%	81%
		31+		68%	69%	69%	71%	78%	94%	56%
	Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
	NT	2-10	176%	186%	137%	121%	108%	155%	114%	97%
		11-20	102%	108%	94%	91%	87%	105%	77%	80%
		21-30	77%	113%	85%	87%	70%	68%	76%	83%
		31+	67%	74%	74%	72%	72%	78%	94%	113%
	Preferred	1		0%	0%	0%	0%	0%	0%	0%
	TB	2-10		141%	97%	100%	93%	86%	101%	100%
		11-20		78%	74%	89%	91%	118%	98%	88%
		21-30		79%	71%	86%	110%	95%	74%	85%
		31+		90%	95%	100%	90%	76%	100%	116%
	Standard	1		0%	0%	0%	0%	0%	0%	0%
	TB	2-10		152%	106%	110%	103%	95%	110%	103%
		11-20		86%	81%	99%	100%	128%	100%	88%
		21-30		87%	78%	92%	114%	97%	74%	84%
		31+		94%	99%	102%	91%	76%	98%	114%
Male	Preferred Plus	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		146%	104%	83%	63%	55%	55%	89%
		11-20		72%	67%	51%	45%	62%	68%	86%
		21-30		59%	52%	51%	55%	65%	82%	88%
		31+		64%	66%	68%	72%	84%	106%	134%

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Preferred	1		0%	0%	0%	0%	0%	0%	0%
NT	2-10		166%	120%	97%	74%	65%	63%	92%
	11-20		83%	71%	61%	53%	72%	69%	86%
	21-30		70%	61%	58%	59%	66%	83%	88%
	31+		66%	68%	69%	72%	84%	100%	88%
Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
NT	2-10	130%	217%	157%	132%	103%	91%	83%	99%
	11-20	84%	114%	108%	83%	74%	96%	72%	86%
	21-30	66%	96%	81%	77%	69%	69%	83%	96%
	31+	65%	73%	73%	73%	73%	84%	102%	78%
Preferred	1		0%	0%	0%	0%	0%	0%	0%
TB	2-10		145%	105%	91%	82%	90%	128%	123%
	11-20		85%	81%	74%	74%	101%	111%	101%
	21-30		83%	79%	76%	95%	94%	85%	95%
	31+		87%	89%	96%	94%	85%	91%	123%
Standard	1		0%	0%	0%	0%	0%	0%	0%
TB	2-10		159%	115%	101%	91%	100%	140%	127%
	11-20		94%	89%	82%	82%	110%	114%	102%
	21-30		91%	88%	80%	99%	96%	82%	84%
	31+		92%	93%	98%	94%	86%	102%	99%

The rates below are for the following product:

One Year Term and Guaranteed Level Term

●	Reinsurance premium rates are the following percentages of the sex and smoker distinct 2015 Valuation Basic Table ANB.

●	Reinsurance premiums are paid annually in advance.

Term

Rates

Product 1 Year	Gender	Risk Class	Durations	0 - 19	20 - 29	30 - 39	40 - 49	50 - 59	60 - 69	70 - 79	80 - 85
	Female	Preferred Best NT	1		116%	83%	72%	64%	89%	69%	93%
		Preferred Plus NT	1		121%	86%	74%	67%	94%	94%	99%
		Preferred NT	1		134%	98%	86%	77%	111%	111%	117%
		Standard NT	1	134%	178%	131%	119%	110%	156%	156%	164%
		Preferred TB	1		147%	97%	99%	97%	89%	89%	93%
		Standard TB	1		167%	108%	109%	108%	99%	99%	104%
	Male	Preferred Best NT	1		133%	95%	78%	61%	54%	54%	57%
		Preferred Plus NT	1		139%	100%	83%	65%	57%	57%	60%
		Preferred NT	1		159%	114%	98%	75%	67%	67%	70%
		Standard NT	1	159%	219%	157%	134%	106%	94%	94%	99%
		Preferred TB	1		157%	110%	94%	88%	97%	97%	102%
		Standard TB	1		178%	123%	105%	98%	109%	109%	114%
10 Year	Female	Preferred Best	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	116%	116%	83%	72%	64%	89%	89%	89%
		Preferred Plus	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	121%	121%	86%	74%	67%	94%	94%	94%

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		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	134%	134%	98%	86%	77%	111%	111%	111%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	178%	178%	131%	119%	110%	156%	156%	156%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	147%	147%	97%	99%	97%	89%	89%	89%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	167%	167%	108%	109%	108%	99%	99%	99%
	Male	Preferred Best	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	133%	133%	95%	78%	61%	54%	54%	54%
		Preferred Plus	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	139%	139%	100%	83%	65%	57%	57%	57%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	159%	159%	114%	96%	75%	67%	67%	67%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	219%	219%	157%	134%	106%	94%	94%	94%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	157%	157%	110%	94%	88%	97%	97%	97%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	178%	178%	123%	105%	98%	109%	109%	109%
15 Year	Female	Preferred Best	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	106%	106%	77%	67%	60%	80%	80%	80%
			11-15	62%	62%	53%	53%	53%	77%	77%	77%
		Preferred Plus	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	111%	111%	80%	71%	63%	85%	85%	85%
			11-15	64%	64%	56%	56%	57%	81%	81%	81%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	123%	123%	91%	81%	74%	100%	100%	100%
			11-15	73%	73%	65%	65%	67%	96%	96%	96%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	161%	161%	123%	112%	103%	141%	141%	141%
			11-15	100%	100%	90%	96%	98%	138%	138%	138%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	130%	130%	90%	95%	91%	83%	83%	83%
			11-15	73%	73%	72%	99%	93%	117%	117%	117%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	145%	145%	99%	104%	101%	92%	92%	92%
			11-15	79%	79%	80%	111%	103%	130%	130%	130%
	Male	Preferred Best	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	123%	123%	88%	74%	57%	50%	50%	50%
			11-15	69%	69%	64%	50%	45%	54%	54%	54%
		Preferred Plus	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	128%	128%	93%	77%	61%	53%	53%	53%
			11-15	73%	73%	67%	54%	47%	58%	58%	58%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	146%	146%	106%	90%	71%	62%	62%	62%
			11-15	82%	82%	78%	64%	55%	68%	68%	68%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	200%	200%	145%	125%	100%	87%	87%	87%
			11-15	114%	114%	110%	95%	80%	98%	98%	98%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	140%	140%	101%	88%	81%	89%	89%	89%
			11-15	91%	91%	86%	81%	78%	97%	97%	97%

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		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	156%	156%	112%	98%	91%	100%	100%	100%
			11-15	100%	100%	97%	90%	87%	108%	108%	108%
20 Year	Female	Preferred Best	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	107%	107%	76%	67%	60%	80%	80%	80%
			11-20	60%	60%	53%	52%	52%	64%	64%	64%
		Preferred Plus	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	111%	111%	80%	71%	63%	85%	85%	85%
			11-20	64%	64%	55%	55%	55%	68%	68%	68%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	124%	124%	91%	81%	74%	100%	100%	100%
			11-20	73%	73%	64%	65%	64%	78%	78%	78%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	163%	163%	122%	112%	103%	141%	141%	141%
			11-20	100%	100%	89%	93%	89%	109%	109%	109%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	132%	132%	90%	95%	91%	83%	83%	83%
			11-20	74%	74%	74%	91%	93%	116%	116%	116%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	147%	147%	99%	105%	101%	92%	92%	92%
			11-20	81%	81%	82%	101%	103%	127%	127%	127%
	Male	Preferred Best	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	123%	123%	88%	74%	57%	50%	50%	50%
			11-20	64%	64%	60%	49%	45%	56%	56%	56%
		Preferred Plus	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	129%	129%	92%	77%	61%	53%	53%	53%
			11-20	67%	67%	64%	52%	47%	59%	59%	59%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	147%	147%	106%	90%	71%	62%	62%	62%
			11-20	76%	76%	74%	61%	54%	69%	69%	69%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		NT	2-10	202%	202%	145%	125%	100%	87%	87%	87%
			11-20	107%	107%	104%	87%	75%	95%	95%	95%
		Preferred	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	143%	143%	101%	88%	81%	89%	89%	89%
			11-20	82%	82%	83%	76%	76%	97%	97%	97%
		Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
		TB	2-10	159%	159%	112%	98%	91%	100%	100%	100%
			11-20	92%	92%	93%	84%	84%	106%	106%	106%

Post level multiples are applied to the base level premium period rates.

Term Level Period	Post Level Multiple
10 Year	275%
15 Year	350%
20 Year	425%

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The rates below are for the following product:

Survivorship Plus IUL, Survivorship Plus Select IUL, Survivorship Choice Whole Life

●	Reinsurance premium rates are the following percentages of the sex and smoker distinct 2015 Valuation Basic Table ANB.

●	Reinsurance premiums are paid monthly in advance for UL\VUL\IUL products and annually in advance for whole life. For UL\VUL\IUL, the monthly rates are 1/12 of the annual rates shown below.

●

Each insured is underwritten and assigned to a rating class. A YRT rate is calculated for each insured just as it is for the single life policies. Then these rates are frasierized to get the YRT rate for the survivorship policy. The minimum rate after frasierization is $0.12 per $1,000.

●	Reinsurance premiums calculated in years 2+ will apply the single life rates in durations 2-10 to duration 1 before frasierizing.

The frasierized method Is described as follows:

Definition of Terms:

(a)	Qx,n = single life rate per thousand in duration n for an insured whose policy was issued at issue age x
(b)	Qx,y,n = joint last survivor rate per thousand in duration n for two insureds whose policy was issued at issue ages x and y

Step 1

Calculate qx,n for each insured for durations 1 to n (where qx,n includes any applicable percentage extra rating).

qx,n = Qx,n divided by 1000.

Step 2

Calculate px,n for each insured for durations (n-1) and n.

px,n = (1-qx,1) x (1-qx,2) x...x (1-qx,n).

Step 3

Calculate px,y,n for durations (n-1) and n.

px,y,n = px,n + py,n - ((px,n) x (py,n))

Step 4

Calculate qx,y,n for duration n. Let px,y,0 = 1.

qx,y,n = 1 - px,y,n

       px,y,n-1

Step 5

Qx,y,n = 1000 x qx,y,n

The total reinsurance premium is equal to the premium calculated in Step 5 plus (the applicable temporary and/or permanent extra times the appropriate factor as shown below).

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One Life Uninsurable

If one life is uninsurable, the reinsurance premium for the uninsurable life will be set to a Table 32 rate and will be frasierized with the applicable rate for the insurable life.

Joint Permanent

Rates

			Issue Ages
Gender	Risk Class	Durations	0 - 19	20 - 29	30 - 39	40 - 49	50 - 59	60 - 69	70 - 79	80 - 85
Female	Preferred	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		159%	112%	91%	77%	108%	90%	102%
		11-20		62%	53%	51%	48%	60%	65%	73%
		21-30		67%	53%	57%	54%	62%	73%	78%
		31+		67%	69%	70%	73%	78%	102%	139%
	Preferred	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		176%	125%	106%	91%	129%	102%	106%
		11-20		72%	62%	60%	56%	70%	66%	73%
		21-30		79%	61%	64%	58%	62%	73%	78%
		31+		70%	71%	71%	73%	79%	96%	58%
	Standard	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		219%	161%	141%	127%	182%	133%	114%
		11-20		97%	84%	83%	79%	95%	70%	73%
		21-30		109%	82%	84%	67%	65%	73%	80%
		31+		75%	75%	74%	74%	79%	96%	117%
	Preferred	1		0%	0%	0%	0%	0%	0%	0%
	TB	2-10		166%	114%	117%	109%	101%	118%	117%
		11-20		71%	67%	81%	83%	107%	88%	80%
		21-30		76%	68%	83%	105%	91%	72%	82%
		31+		92%	98%	103%	92%	77%	103%	120%
	Standard	1		0%	0%	0%	0%	0%	0%	0%
	TB	2-10		178%	124%	129%	121%	112%	129%	121%
		11-20		78%	73%	89%	90%	116%	90%	80%
		21-30		84%	74%	88%	110%	93%	72%	81%
		31+		96%	102%	105%	93%	77%	101%	118%
Male	Preferred	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		171%	122%	98%	74%	64%	64%	105%
		11-20		64%	60%	46%	40%	56%	61%	78%
		21-30		57%	50%	49%	53%	62%	79%	85%
		31+		65%	67%	70%	74%	87%	108%	137%
	Preferred	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		194%	140%	114%	87%	76%	74%	108%
		11-20		75%	70%	55%	48%	64%	62%	78%
		21-30		67%	59%	56%	57%	63%	80%	85%
		31+		67%	70%	71%	74%	87%	103%	85%
	Standard	1		0%	0%	0%	0%	0%	0%	0%
	NT	2-10		254%	184%	155%	121%	107%	98%	116%
		11-20		103%	97%	75%	66%	86%	64%	78%
		21-30		92%	78%	74%	66%	66%	80%	92%

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	31+	74%	74%	74%	74%	87%	105%	79%
Preferred	1	0%	0%	0%	0%	0%	0%	0%
TB	2-10	170%	123%	107%	97%	106%	151%	145%
	11-20	77%	73%	67%	67%	91%	100%	91%
	21-30	80%	76%	73%	91%	90%	82%	91%
	31+	90%	92%	99%	96%	88%	93%	125%
Standard	1	0%	0%	0%	0%	0%	0%	0%
TB	2-10	186%	135%	118%	107%	117%	164%	150%
	11-20	84%	81%	74%	74%	99%	103%	92%
	21-30	87%	85%	77%	95%	92%	79%	81%
	31+	94%	95%	101%	96%	89%	105%	102%

D.2	Age Basis

Age Nearest Birthday

D.3	Policy Fees

Munich Re, U.S.(Life) will not participate in any policy fees.

D.4	Recapture Period

Recapture is available after the expiration of the level term period for Term plans and at the end of 20 years for Permanent plans, and only in conjunction with an increase in the Ceding Company’s Retention Limit.

D.5	Substandard Ratings

Premiums will be based on the standard rate increased by an extra 25% per table of assessed rating.

Reinsurance premiums are determined in a similar manner as those for standard life coverage.

D.6	Flat Extras

The total premium remitted to Munich Re, U.S. (Life) will include the flat extra premium minus the allowances shown below.

Type of Flat Extra Premium	First Year	Renewal
Temporary (1-5 years)	10%	10%
Permanent (6 years & greater)	100%	10%

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D.7	Riders and Benefits

Rider	Products Offered On	Description	Reinsurance Rate

Accelerated Death Benefit Rider	Permanent Products	Traditional acceleration of death benefit upon diagnosis of terminal illness	Munich Re, U.S. (Life) participates in accelerated payments. NAR assumes the death benefit has been accelerated.
Additional Insured Rider	Permanent Products	Term Rider available on an additional insured (family member, fully underwritten).	Rate for additional insured uses the same rate table as the base policy.
Chronic Illness Accelerated Benefit Rider	Permanent Products	Allows the insured to access a portion of their death benefit upon diagnosis with a chronic illness.	Munich Re, U.S. (Life) does not participate in accelerated payments. NAR assumes the death benefit has been accelerated.
Supplemental Exchange Rider	All	Only available on key person insurance for corporations; allows coverage to pass from one insured to the next (subject to normal underwriting).	Rate for the new insured uses the same rate table as the base policy.
Return of Premium Rider	IUL, VUL	A rider which adds to the death benefit, the sum of premiums paid payable upon death.	Rate is the same as the base policy rate.
Guaranteed Increase Option	IUL, VUL, UL	UL version of Guaranteed Purchase Option for WL.	Rate is point-in-scale using the base policy rate.
Supplemental Term Insurance	VUL, IUL	Traditional term blend rider increasing net amount at risk of the policy.	Rate is the same as the base policy rate.
Accelerated Permanent Paid-Up Additions Rider	WL	Same as EPPUA Rider but decreases the amount of term Insurance benefit from the Flexible Protection Rider, only available in conjunction with Flexible Protection Rider	Rate is point-in-scale using the base policy rate.
Enhanced Permanent Paid- Up Additions Rider	WL	Provides the option to dump in additional premium, subject to certain limits, to purchase paid-up additional coverage	Rate is point-in-scale using the base policy rate.
Flexible Protection Rider	WL	Traditional term blend rider increasing net amount at risk of the policy	Rate is the same as the base policy rate.
Guaranteed Purchase Option	WL	Allows the insured, on certain birthdays and life events to purchase additional whole life insurance without medical evidence (max $100K)	Rate is point-in-scale using the base policy rate.

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Rider	Products Offered On	Description	Reinsurance Rate

Flexible Period Single Life Term Rider	IUL	Term rider bought on a specified life at issue.	Rate for the specified life uses the single life rate from the base policy table.
Policy Split Option	IUL	Allows Joint Life coverage to be converted to 2 single life coverages of similar product type. Medical evidence not required if split is 50/50.	Rates use point-in-scale single life rates from the base policy table and uses the single life reinsurance structure.
Estate Preservation Term Insurance Rider	IUL	Four-year term rider to cover taxes in the event of death before a transfer to irrevocable trust can occur.	Rate for the additional NAR is the same as the base policy rate.
First Death Benefit Rider	IUL	Term rider that pays upon first insured’s death. (Older insured has max issue age of 70).	Rate uses the same rate table as the base policy. Rate = qx + qy - qxqy, where qx and qy are the rates for the individual insureds.
Supplemental Term Insurance Rider	IUL	Traditional Joint Term blend rider coverage for SPIUL	Rate is the same as the base policy rate.
Estate Growth Benefit	IUL	Rider that increases coverage by a fixed percent each year (capped at 100% of original DB).	Rate is the same as the base policy rate.
Supplemental Exchange Rider	IUL	New insured must have same relationship to remaining insured; normal medical evidence of Insurability required.

Rate uses the same rate

table as the base policy. Rate = Frasierized rate

using q[x]+t-1 and q[y], where
q[x]+t+1 is the duration t rate for the remaining insured and q[y] is the duration 1 rate for the new insured.

Return of Premium Rider	IUL	A rider which adds to the death benefit, the sum of premiums paid payable upon death.	Rate is the same as the base policy rate.
Chronic Illness Accelerated Benefit Rider	IUL	Allows the last insured to access a portion of their death benefit upon diagnosis With a chronic Illness.	Munich Re, U.S. (Life) does not participate in accelerated payments. NAR assumes the death benefit has been accelerated.

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Premium Rates for Products, Benefits and Riders

2015-vbt-smoker-distinct-anb.xlsx

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Exhibit E

ALLOCATION RULES FOR PLACEMENT OF FACULTATIVE CASES

The minimum face amount for a facultative submission is $250,000.100% of the automatic rates will be applied.

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Exhibit F

FORMS, MANUALS, AND ISSUE RULES

High Net Worth Foreign National Program.doc

Premium Finance Program.xlsx

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Exhibit G

CONVERSION PREMIUMS

Conversions from term to permanent products will be reinsured under the Agreement using the following percentages of the permanent life YRT point-in-scale rates. If a Policy reinsured under this Agreement converts to a joint life product, the reinsurance premium rates shall be frasierized using the following percentages of the joint life YRT point-in-scale rates for the converted insured(s), and the appropriate joint product rates for if there is a fully-underwritten insured. The frasierized rates shall have a minimum of $0.12 per thousand.

Duration	Percent
First to Level Premium Period Minus 4 Years	130%
Last 4 Years of Level Premium Period	145%

Conversions are not allowed after the end of the level premium period.

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Exhibit H

SELF-ADMINISTERED REPORTING

The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send Munich Re, U.S. (Life) the reports listed below. The reports shall be in an electronic data format acceptable to Munich Re, U.S. (Life). If changes to the data format are made, the Ceding Company shall provide an updated data dictionary and file layout.

Periodic Reports

1.	Transaction Reports, monthly
a.	New Business
b.	First Year – Other than New Business
c.	Renewal Year
d.	Policy Changes Report
e.	Accounting Information
2.	Policy Exhibit Information, monthly
3.	In-force, monthly
4.	Statutory Reserve Information, quarterly

A brief description of the data requirements follows below.

Periodic Reports

1.	Transaction Reports

The Ceding Company agrees to provide the following policy data:

a.	New Business

This report will include new issues only, the first time the Policy is reported to Munich Re, U.S. (Life). Automatic and Facultative business will be identified separately.

b.	First Year – Other than New Business

This report will include Policies previously reported on the new business detail and still in their first duration, or Policies involved in first year premium adjustments.

c.	Renewal Year

All Policies with renewal dates within the accounting period will be listed.

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Exhibit H

(continued)

d.	Policy Changes Report

Policies affected by a change during the current reporting period will be included in this report. Type of change or termination activity must be clearly identified for each Policy.

The Ceding Company Will identify the following transactions either by separate listing or unique transaction codes: Terminations, Reinstatements, Changes, Conversions, and Replacements. For Conversions and Replacements, the Ceding Company will report the original Policy date, as well as the current Policy date.

e.	Accounting Information

Premiums and allowances will be summarized for Life coverages, Benefits, and Riders by the following categories: Automatic and Facultative, First Year and Renewals.

2.	Policy Exhibit Information

This is a summary of transactions during the current period and on a year-to-date basis, reporting the number of Policies and reinsured amount.

3.	In-force

This is a detailed report of each Policy in force.

4.	Statutory Reserve Information

Statutory reserves will be summarized for Life coverages, Benefits and Riders. The Ceding Company will specify the reserve basis used.

Treaty #4345	Munich American Reassurance Company	P a g e | 20

Exhibit H

(continued)

IN-FORCE REPORT

The In-force Report showing all active Policies should be prepared and submitted monthly, quarterly, or annually according to the terms of the Agreement. Premiums due should be included only for the period being reported. The information required to be shown on such lists Is set out below.

A.	Policy number
B.	Full name of insured
C.	Sex
D.	Date of birth (month, day, year)
E.	Issue age
*	F. Attained age
G.	Policy date (month, day, year)
H.	Date of increase/decrease in specified amount
I.	Policy duration
J.	Substandard rating (table, mortality percentage, flat extra amount and duration. Show multiple of standard for ADB or WPD.)
K.	Plan or plan code (if more than one plan is covered by the Agreement)
L.	Treaty or treaty code
M.	Underwriting class (smoker, nonsmoker, preferred, etc.)
N.	Specified amount issued (life, ADB, WPD)
O.	Death benefit option (i.e., cash value included in or in addition to the specified amount)
*	P. Current death benefit (under original policy)
Q.	Proportion reinsured this policy (where applicable)
R.	Amount reinsured
S.	Current reinsurance amount at risk
T.	Automatic or facultative
U.	Currency code if not U.S. currency
V.	Joint indicator
W.	Location indicator if COLI or worksite product
X.	Underwriting method
Y.	Issue state/residence state

* Desirable but not required

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Exhibit H

(continued)

There should be separate subtotals for all items listed below. Each subtotal should include:

Policy count	(life—separately for new business, renewals, and combined)
Reinsurance amount at risk	(separately for new business, renewals, and combined)
Reinsurance premium	(separately for new business, renewals, and combined)
Reinsurance commission	(separately for new business, renewals, and combined)
Net amount due Munich Re, U.S. (Life)	(separately for new business, renewals, and combined)

The various Policy details including reinsurance amount at risk and proportion reinsured shown on the In-force Report should correspond to the in force after any changes reported concurrently on the “Policy Changes Report”. The Ceding Company shall provide a grand total each reporting period for Policy count in force and reinsurance amount at risk in force (separately for new business, renewals, and combined). If applicable, a separate total of ADB in-force shall also be provided that need not be separated into new business and renewals.

The Ceding Company shall provide a total of reinsurance premium and net amount due Munich Re, U.S. (Life), including all renewals and Policy changes (separately for first year, renewals, and combined categories). Separate totals shall be provided for life, ADB, and WPD, if applicable. This may be shown on the In-force Report or may be provided in a separate summary.

Where premiums for more than one period are being reported on a single list, the basic identification (Policy number, name of insured, sex, date of birth, age, and Policy date) need be shown only one time on the first line for the Policy. Subsequent lines should each relate to a different period and the period involved should be indicated.

Although an increase or decrease in the specified amount will not, as a rule, result in the issuance of a new Policy, the amount of such increase or decrease should be reported separately from the base specified amount so that differences in premium rates can be reflected. For example, the amount of increase in specified amount might involve a substandard rating that differs from the rating for the base specified amount. In any such case, a separate policy number suffix should be assigned.

Any significant deviations from these reporting guidelines must be agreed to by Munich Re, U.S. (Life).

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Exhibit H

(continued)

POLICY CHANGES REPORT

Each monthly Policy Changes Report should show details for each Policy for which any transaction (see codes 4–12 below) occurred which has an effect on either the reinsured amount at risk or reinsurance premium. The basic Policy details to be shown include the following:

a.	Policy number
b.	Name of insured
*	c. Date of birth
d.	Transaction code (changes to in force)
4.	Termination without value
5.	Policy not placed (NTO)
6.	Surrender (full or partial)
7.	Reinstatement
8.	Increase in specified amount
9.	Decrease in specified amount
10.	Conversion or change of policy/product (e.g., Option A to Option B)
11.	Death
12.	Other (Please describe.)

Under item 12, describe any other amendments such as partial recapture, full recapture, table rating reduction, etc.,

e.	Effective date of transaction
f.	Net increase or decrease in reinsured amount at risk from the reinsured amount at risk last reported to Munich Re, U.S. (Life) before the change
g.	Reinsurance premium adjustment (separately for first year/renewal)
h.	Net adjustment due Munich Re, U.S. (Life) (separately for first year/renewal)
i.	Currency code if not U.S. currency

Subtotals of Policy count and reinsured amount at risk should be provided for each transaction code where the transaction is such that the Policy count in force is altered by the transaction. For Items g and h, only totals are required (separately for first year/renewal/combined).

The premium adjustments should include adjustments up to the current reporting period (e.g., month, quarter).

It is not necessary to adhere strictly to the set of transaction codes shown above as long as the amendments are clearly identified and appropriate subtotals and totals can be provided.

*Desirable but not required

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DocuSign Envelope ID: 2CEFE27A-66FF-40D3-A76C-01FBB9F69EC4

Amendment 1

to the

Automatic and Facultative YRT Reinsurance Agreement Effective January 1, 2018

(The “Agreement”)

between

The Penn Mutual Life Insurance Company and The Penn Insurance and Annuity

Company

Horsham, Pennsylvania

(Hereinafter called the “Ceding Company”)

and

Munich American Reassurance Company

Atlanta, Georgia

(Hereinafter called “Munich Re, U.S. (Life)”)

Treaty ID: 4345

Effective January 1, 2019, Exhibit C, Products Covered, and Exhibit D, Reinsurance Premiums, attached to the Agreement are deleted in their entirety and replaced with the attached in order to add the following product:

●	Versatile Choice Whole Life

All other provisions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue to apply.

This Amendment will be attached to and form a part of the Agreement.

Treaty No. 4345 Amendment No. 1	Munich American Reassurance Company	P a g e | 1

DocuSign Envelope ID: 2CEFE27A-66FF-40D3-A76C-01FBB9F69EC4

In Witness Whereof, The Penn Mutual Life Insurance Company and The Penn Insurance and Annuity Company, Horsham, Pennsylvania, and Munich American Reassurance Company, Atlanta, Georgia, have by their respective officers executed and delivered this Amendment in duplicate.

The Penn Mutual Life Insurance Company

The Penn Insurance and Annuity Company

By:	/s/ Michael Nyszczot	By:	/s/ Andrew Martin

Name:	Michael Nyszczot	Name:	Andrew Martin

Title:	AVP, UW & Mortality Mgmt	Title:	VP, Product Management

Date:	1/11/2019 | 6:38:29 AM EST	Date:	1/10/2019 | 4:47:22 PM EST

Munich American Reassurance Company

By:	/s/ Patti Arellano	By:	/s/ Glenn Beuschel

Name:	Patti Arellano	Name:	Glenn Beuschel

Title:	AVP & Marketing Actuary	Title:	AVP, Treaty

Date:	1/10/2019 | 2:35:58 PM EST	Date:	1/10/2019 | 9:55:47 AM EST

Treaty No. 4345 Amendment No. 1	Munich American Reassurance Company	P a g e | 2

DocuSign Envelope ID: 2CEFE27A-66FF-40D3-A76C-01FBB9F69EC4

Exhibit C

(Revised January 1, 2019)

PRODUCTS COVERED

The Policies automatically reinsured under this Agreement are defined as follows.

Policies issued on products with effective dates within the applicable period shown below may qualify for automatic reinsurance under the terms of this Agreement.

Product	Effective Date
Guaranteed Choice Whole Life	January 1, 2018
Guaranteed Level Term	January 1, 2018
Guaranteed Protection UL	January 1, 2018
Protection Guard UL	January 1, 2018
Accumulation Builder Select Indexed UL	January 1, 2018
Accumulation Builder Advantage Indexed UL	January 1, 2018
Diversified Growth VUL	January 1, 2018
Survivorship Plus Indexed UL	January 1, 2018
Survivorship Plus Select Indexed UL	January 1, 2018
One Year Term	January 1, 2018
Survivorship Choice Whole Life	March 1, 2018
All fully underwritten increases to permanent products (or riders) previously reinsured or fully retained	January 1, 2018
Versatile Choice Whole Life	January 1, 2019

Supplemental benefits and riders to be reinsured include:

Single Life

Rider	Products Offered On
Accelerated Death Benefit Rider	Permanent products
Additional Insured Rider	Permanent products
Chronic Illness Accelerated Benefit Rider	Permanent products
Supplemental Exchange Rider	All
Return of Premium Rider	IUL, VUL
Guaranteed Increase Option	IUL, VUL, UL
Supplemental Term Insurance	IUL, VUL
Accelerated Permanent Paid-Up Additions Rider	WL
Enhanced Permanent Paid-Up Additions Rider	WL

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Flexible Protection Rider	WL
Guaranteed Purchase Option	WL

Joint Life
Rider	Products Offered On
Flexible Period Single Life Term Rider	IUL
Policy Split Option	IUL, WL
Estate Preservation Term Insurance Rider	IUL, WL
First Death Benefit Rider	IUL
Supplemental Term Insurance Rider	IUL
Estate Growth Benefit	IUL
Supplemental Exchange Rider	IUL, WL
Return of Premium Rider	IUL
Chronic Illness Accelerated Benefit Rider	IUL, WL
Accelerated Permanent Paid-Up Additions Rider	WL
Enhanced Permanent Paid-Up Additions Rider	WL
Flexible Protection Rider	WL
Accelerated Death Benefit Rider	IUL, WL

Treaty No. 4345 Amendment No. 1	Munich American Reassurance Company	P a g e | 4

DocuSign Envelope ID: 2CEFE27A-66FF-40D3-A76C-01FBB9F69EC4

Exhibit D

(Revised January 1, 2019)

REINSURANCE PREMIUMS

D.1	Life

The rates below are for the following products:

Guaranteed Choice WL, Guaranteed Protection UL, Accumulation Builder Select IUL,

Accumulation Builder Advantage IUL, Diversified Growth VUL, Protection Guard UL, Versatile

Choice WL.

●	Reinsurance premium rates are the following percentages of the sex and smoker distinct 2015 Valuation Basic Table ANB.

●	Reinsurance premiums are paid monthly in advance for UL\VUL\IUL products and annually in advance for whole life. For UL\VUL\IUL, the monthly rates are 1/12 of the annual rates shown below.

Single Permanent Rates
			Issue Ages
Gender	Risk Class	Durations	0 - 19	20 - 29	30 - 39	40 - 49	50 - 59	60 - 69	70 - 79	80 - 85
Female	Preferred Plus NT	1		0%	0%	0%	0%	0%	0%	0%
		2-10		135%	95%	77%	66%	92%	76%	87%
		11-20		70%	59%	57%	53%	67%	73%	80%
		21-30		70%	55%	59%	56%	65%	75%	81%
		31+		66%	67%	68%	71%	77%	99%	136%
	Preferred NT	1		0%	0%	0%	0%	0%	0%	0%
		2-10		150%	107%	90%	77%	110%	87%	90%
		11-20		79%	69%	66%	62%	77%	74%	80%
		21-30		82%	64%	67%	60%	65%	76%	81%
		31+		68%	69%	69%	71%	78%	94%	56%
	Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
		2-10	176%	186%	137%	121%	108%	155%	114%	97%
		11-20	102%	108%	94%	91%	87%	105%	77%	80%
		21-30	77%	113%	85%	87%	70%	68%	76%	83%
		31+	67%	74%	74%	72%	72%	78%	94%	113%
	Preferred TB	1		0%	0%	0%	0%	0%	0%	0%
		2-10		141%	97%	100%	93%	86%	101%	100%
		11-20		78%	74%	89%	91%	118%	98%	88%
		21-30		79%	71%	86%	110%	95%	74%	85%
		31+		90%	95%	100%	90%	76%	100%	116%
	Standard TB	1		0%	0%	0%	0%	0%	0%	0%
		2-10		152%	106%	110%	103%	95%	110%	103%
		11-20		86%	81%	99%	100%	128%	100%	88%
		21-30		87%	78%	92%	114%	97%	74%	84%

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		31+		94%	99%	102%	91%	76%	98%	114%
Male	Preferred Plus NT	1		0%	0%	0%	0%	0%	0%	0%
		2-10		146%	104%	83%	63%	55%	55%	89%
		11-20		72%	67%	51%	45%	62%	68%	86%
		21-30		59%	52%	51%	55%	65%	82%	88%
		31+		64%	66%	68%	72%	84%	106%	134%
	Preferred NT	1		0%	0%	0%	0%	0%	0%	0%
		2-10		166%	120%	97%	74%	65%	63%	92%
		11-20		83%	77%	61%	53%	72%	69%	86%
		21-30		70%	61%	58%	59%	66%	83%	88%
		31+		66%	68%	69%	72%	84%	100%	88%
	Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
		2-10	130%	217%	157%	132%	103%	91%	83%	99%
		11-20	84%	114%	108%	83%	74%	96%	72%	86%
		21-30	66%	96%	81%	77%	69%	69%	83%	96%
		31+	65%	73%	73%	73%	73%	84%	102%	78%
	Preferred TB	1		0%	0%	0%	0%	0%	0%	0%
		2-10		145%	105%	91%	82%	90%	128%	123%
		11-20		85%	81%	74%	74%	101%	111%	101%
		21-30		83%	79%	76%	95%	94%	85%	95%
		31+		87%	89%	96%	94%	85%	91%	123%
	Standard TB	1		0%	0%	0%	0%	0%	0%	0%
		2-10		159%	115%	101%	91%	100%	140%	127%
		11-20		94%	89%	82%	82%	110%	114%	102%
		21-30		91%	88%	80%	99%	96%	82%	84%
		31+		92%	93%	98%	94%	86%	102%	99%

The rates below are for the following product:

One Year Term and Guaranteed Level Term

●	Reinsurance premium rates are the following percentages of the sex and smoker distinct 2015 Valuation Basic Table ANB.

●	Reinsurance premiums are paid annually in advance.

Term Rates
				Issue Ages
Product	Gender	Risk Class	Durations	0 - 19	20 - 29	30 - 39	40 - 49	50 - 59	60 - 69	70 - 79	80 - 85
1 Year	Female	Preferred Best NT	1		116%	83%	72%	64%	89%	89%	93%
		Preferred Plus NT	1		121%	86%	74%	67%	94%	94%	99%
		Preferred NT	1		134%	98%	86%	77%	111%	111%	117%
		Standard NT	1	134%	178%	131%	119%	110%	156%	156%	164%
		Preferred TB	1		147%	97%	99%	97%	89%	89%	93%
		Standard TB	1		167%	108%	109%	108%	99%	99%	104%
	Male	Preferred Best NT	1		133%	95%	78%	61%	54%	54%	57%

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		Preferred Plus NT	1		139%	100%	83%	65%	57%	57%	60%
		Preferred NT	1		159%	114%	96%	75%	67%	67%	70%
		Standard NT	1	159%	219%	157%	134%	106%	94%	94%	99%
		Preferred TB	1		157%	110%	94%	88%	97%	97%	102%
		Standard TB	1		178%	123%	105%	98%	109%	109%	114%
10 Year	Female	Preferred Best NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	116%	116%	83%	72%	64%	89%	89%	89%
		Preferred Plus NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	121%	121%	86%	74%	67%	94%	94%	94%
		Preferred NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	134%	134%	98%	86%	77%	111%	111%	111%
		Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	178%	178%	131%	119%	110%	156%	156%	156%
		Preferred TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	147%	147%	97%	99%	97%	89%	89%	89%
		Standard TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	167%	167%	108%	109%	108%	99%	99%	99%
	Male	Preferred Best NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	133%	133%	95%	78%	61%	54%	54%	54%
		Preferred Plus NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	139%	139%	100%	83%	65%	57%	57%	57%
		Preferred NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	159%	159%	114%	96%	75%	67%	67%	67%
		Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	219%	219%	157%	134%	106%	94%	94%	94%
		Preferred TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	157%	157%	110%	94%	88%	97%	97%	97%
		Standard TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	178%	178%	123%	105%	98%	109%	109%	109%
15 Year	Female	Preferred Best NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	106%	106%	77%	67%	60%	80%	80%	80%
			11-15	62%	62%	53%	53%	53%	77%	77%	77%
		Preferred Plus NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	111%	111%	80%	71%	63%	85%	85%	85%
			11-15	64%	64%	56%	56%	57%	81%	81%	81%
		Preferred NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	123%	123%	91%	81%	74%	100%	100%	100%
			11-15	73%	73%	65%	65%	67%	96%	96%	96%
		Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	161%	161%	123%	112%	103%	141%	141%	141%
			11-15	100%	100%	90%	96%	98%	138%	138%	138%
		Preferred TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	130%	130%	90%	95%	91%	83%	83%	83%
			11-15	73%	73%	72%	99%	93%	117%	117%	117%
		Standard TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	145%	145%	99%	104%	101%	92%	92%	92%
			11-15	79%	79%	80%	111%	103%	130%	130%	130%
	Male	Preferred Best NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	123%	123%	88%	74%	57%	50%	50%	50%

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			11-15	69%	69%	64%	50%	45%	54%	54%	54%
		Preferred Plus NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	128%	128%	93%	77%	61%	53%	53%	53%
			11-15	73%	73%	67%	54%	47%	58%	58%	58%
		Preferred NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	146%	146%	106%	90%	71%	62%	62%	62%
			11-15	82%	82%	78%	64%	55%	68%	68%	68%
		Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	200%	200%	145%	125%	100%	87%	87%	87%
			11-15	114%	114%	110%	95%	80%	98%	98%	98%
		Preferred TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	140%	140%	101%	88%	81%	89%	89%	89%
			11-15	91%	91%	86%	81%	78%	97%	97%	97%
		Standard TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	156%	156%	112%	98%	91%	100%	100%	100%
			11-15	100%	100%	97%	90%	87%	108%	108%	108%
20 Year	Female	Preferred Best NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	107%	107%	76%	67%	60%	80%	80%	80%
			11-20	60%	60%	53%	52%	52%	64%	64%	64%
		Preferred Plus NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	111%	111%	80%	71%	63%	85%	85%	85%
			11-20	64%	64%	55%	55%	55%	68%	68%	68%
		Preferred NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	124%	124%	91%	81%	74%	100%	100%	100%
			11-20	73%	73%	64%	65%	64%	78%	78%	78%
		Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	163%	163%	122%	112%	103%	141%	141%	141%
			11-20	100%	100%	89%	93%	89%	109%	109%	109%
		Preferred TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	132%	132%	90%	95%	91%	83%	83%	83%
			11-20	74%	74%	74%	91%	93%	116%	116%	116%
		Standard TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	147%	147%	99%	105%	101%	92%	92%	92%
			11-20	81%	81%	82%	101%	103%	127%	127%	127%
	Male	Preferred Best NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	123%	123%	88%	74%	57%	50%	50%	50%
			11-20	64%	64%	60%	49%	45%	56%	56%	56%
		Preferred Plus NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	129%	129%	92%	77%	61%	53%	53%	53%
			11-20	67%	67%	64%	52%	47%	59%	59%	59%
		Preferred NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	147%	147%	106%	90%	71%	62%	62%	62%
			11-20	76%	76%	74%	61%	54%	69%	69%	69%
		Standard NT	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	202%	202%	145%	125%	100%	87%	87%	87%
			11-20	107%	107%	104%	87%	75%	95%	95%	95%
		Preferred TB	1	0%	0%	0%	0%	0%	0%	0%	0%
			2-10	143%	143%	101%	88%	81%	89%	89%	89%
			11-20	82%	82%	83%	76%	76%	97%	97%	97%

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Standard	1	0%	0%	0%	0%	0%	0%	0%	0%
TB	2-10	159%	159%	112%	98%	91%	100%	100%	100%
	11-20	92%	92%	93%	84%	84%	106%	106%	106%

Post level multiples are applied to the base level premium period rates.

Term Level Period	Post Level Multiple
10 Year	275%
15 Year	350%
20 Year	425%

The rates below are for the following product:

Survivorship Plus IUL, Survivorship Plus Select IUL, Survivorship Choice Whole Life

●	Reinsurance premium rates are the following percentages of the sex and smoker distinct 2015 Valuation Basic Table ANB.

●	Reinsurance premiums are paid monthly in advance for UL\VUL\IUL products and annually in advance for whole life. For UL\VUL\IUL, the monthly rates are 1/12 of the annual rates shown below.

●

Each insured is underwritten and assigned to a rating class. A YRT rate is calculated for each insured just as it is for the single life policies. Then these rates are frasierized to get the YRT rate for the survivorship policy. The minimum rate after frasierization is $0.12 per $1,000.

●	Reinsurance premiums calculated in years 2+ will apply the single life rates in durations 2-10 to duration 1 before frasierizing.

The frasierized method is described as follows:

Definition of Terms:

(a)	Qx,n = single life rate per thousand in duration n for an insured whose policy was issued at issue age x
(b)	Qx, y,n = joint last survivor rate per thousand in duration n for two insureds whose policy was issued at issue ages x and y

Step 1

Calculate qx,n for each insured for durations 1 to n (where qx,n includes any applicable percentage extra rating).

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qx,n = Qx,n divided by 1000.

Step 2

Calculate px,n for each insured for durations (n-1) and n.

px,n = (1-qx,1) x (1-qx,2) x…x (1-qx,n).

Step 3

Calculate px,y,n for durations (n-1) and n.

px,y,n = px,n + py,n - ((px,n) x (py,n))

Step 4

Calculate qx,y,n for duration n. Let px,y,0 = 1.

qx,y,n = 1 - px,y,n

          px,y,n-1

Step 5

Qx,y,n = 1000 x qx,y,n

The total reinsurance premium is equal to the premium calculated in Step 5 plus (the applicable temporary and/or permanent extra times the appropriate factor as shown below).

One Life Uninsurable

If one life is uninsurable, the reinsurance premium for the uninsurable life will be set to a Table 32 rate and will be frasierized with the applicable rate for the insurable life.

Joint Permanent Rates
			Issue Ages
Gender	Risk Class	Durations	0 - 19	20 - 29	30 - 39	40 - 49	50 - 59	60 - 69	70 - 79	80 - 85
Female	Preferred NT	1		0%	0%	0%	0%	0%	0%	0%
		2-10		159%	112%	91%	77%	108%	90%	102%
		11-20		62%	53%	51%	48%	60%	65%	73%
		21-30		67%	53%	57%	54%	62%	73%	78%
		31+		67%	69%	70%	73%	78%	102%	139%
	Preferred NT	1		0%	0%	0%	0%	0%	0%	0%
		2-10		176%	125%	106%	91%	129%	102%	106%
		11-20		72%	62%	60%	56%	70%	66%	73%
		21-30		79%	61%	64%	58%	62%	73%	78%
		31+		70%	71%	71%	73%	79%	96%	58%
	Standard NT	1		0%	0%	0%	0%	0%	0%	0%
		2-10		219%	161%	141%	127%	182%	133%	114%
		11-20		97%	84%	83%	79%	95%	70%	73%
		21-30		109%	82%	84%	67%	65%	73%	80%
		31+		75%	75%	74%	74%	79%	96%	117%
	Preferred	1		0%	0%	0%	0%	0%	0%	0%

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	TB	2-10	166%	114%	117%	109%	101%	118%	117%
		11-20	71%	67%	81%	83%	107%	88%	80%
		21-30	76%	68%	83%	105%	91%	72%	82%
		31+	92%	98%	103%	92%	77%	103%	120%
	Standard	1	0%	0%	0%	0%	0%	0%	0%
	TB	2-10	178%	124%	129%	121%	112%	129%	121%
		11-20	78%	73%	89%	90%	116%	90%	80%
		21-30	84%	74%	88%	110%	93%	72%	81%
		31+	96%	102%	105%	93%	77%	101%	118%
Male	Preferred	1	0%	0%	0%	0%	0%	0%	0%
	NT	2-10	171%	122%	98%	74%	64%	64%	105%
		11-20	64%	60%	46%	40%	56%	61%	78%
		21-30	57%	50%	49%	53%	62%	79%	85%
		31+	65%	67%	70%	74%	87%	108%	137%
	Preferred	1	0%	0%	0%	0%	0%	0%	0%
	NT	2-10	194%	140%	114%	87%	76%	74%	108%
		11-20	75%	70%	55%	48%	64%	62%	78%
		21-30	67%	59%	56%	57%	63%	80%	85%
		31+	67%	70%	71%	74%	87%	103%	85%
	Standard	1	0%	0%	0%	0%	0%	0%	0%
	NT	2-10	254%	184%	155%	121%	107%	98%	116%
		11-20	103%	97%	75%	66%	86%	64%	78%
		21-30	92%	78%	74%	66%	66%	80%	92%
		31+	74%	74%	74%	74%	87%	105%	79%
	Preferred	1	0%	0%	0%	0%	0%	0%	0%
	TB	2-10	170%	123%	107%	97%	106%	151%	145%
		11-20	77%	73%	67%	67%	91%	100%	91%
		21-30	80%	76%	73%	91%	90%	82%	91%
		31+	90%	92%	99%	96%	88%	93%	125%
	Standard	1	0%	0%	0%	0%	0%	0%	0%
	TB	2-10	186%	135%	118%	107%	117%	164%	150%
		11-20	84%	81%	74%	74%	99%	103%	92%
		21-30	87%	85%	77%	95%	92%	79%	81%
		31+	94%	95%	101%	96%	89%	105%	102%

D.2	Age Basis

Age Nearest Birthday

D.3	Policy Fees

Munich Re, U.S. (Life) will not participate in any policy fees.

D.4	Recapture Period

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Recapture is available after the expiration of the level term period for Term plans and at the end of 20 years for Permanent plans, and only in conjunction with an increase in the Ceding Company’s Retention Limit.

D.5	Substandard Ratings

Premiums will be based on the standard rate increased by an extra 25% per table of assessed rating.

Reinsurance premiums are determined in a similar manner as those for standard life coverage.

D.6	Flat Extras

The total premium remitted to Munich Re, U.S. (Life) will include the flat extra premium minus the allowances shown below.

Type of Flat Extra Premium	First Year	Renewal
Temporary (1-5 years)	10%	10%
Permanent (6 years & greater)	100%	10%

D.7	Riders and Benefits

Rider	Products Offered On	Description	Reinsurance Rate

Accelerated Death Benefit Rider	Permanent Products	Traditional acceleration of death benefit upon diagnosis of terminal illness	Munich Re, U.S. (Life) participates in accelerated payments. NAR assumes the death benefit has been accelerated.
Additional Insured Rider	Permanent Products	Term Rider available on an additional insured (family member, fully underwritten).	Rate for additional insured uses the same rate table as the base policy.
Chronic Illness Accelerated Benefit Rider	Permanent Products	Allows the insured to access a portion of their death benefit upon diagnosis with a chronic illness.	Munich Re, U.S. (Life) does not participate in accelerated payments. NAR assumes the death benefit has been accelerated.
Supplemental Exchange Rider	All	Only available on key person insurance for corporations; allows coverage to pass from one insured to the next (subject to normal underwriting).	Rate for the new insured uses the same rate table as the base policy.
Return of Premium Rider	IUL, VUL	A rider which adds to the death benefit, the sum of premiums paid payable upon death.	Rate is the same as the base policy rate.
Guaranteed Increase Option	IUL, VUL, UL	UL version of Guaranteed Purchase Option for WL.	Rate is point-in-scale using the base policy rate.

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Supplemental Term Insurance	VUL, IUL	Traditional term blend rider increasing net amount at risk of the policy.	Rate is the same as the base policy rate.

Accelerated Permanent Paid-Up Additions Rider	WL	Same as EPPUA Rider but decreases the amount of term insurance benefit from the Flexible Protection Rider, only available in conjunction with Flexible Protection Rider	Rate is point-in-scale using the base policy rate.

Enhanced Permanent Paid-Up Additions Rider	WL	Provides the option to dump in additional premium, subject to certain limits, to purchase paid-up additional coverage	Rate is point-in-scale using the base policy rate.

Flexible Protection Rider	WL	Traditional term blend rider increasing net amount at risk of the policy	Rate is the same as the base policy rate.

Guaranteed Purchase Option	WL	Allows the insured, on certain birthdays and life events to purchase additional whole life insurance without medical evidence (max $100K)	Rate is point-in-scale using the base policy rate.

Rider	Products Offered On	Description	Reinsurance Rate

Flexible Period Single Life Term Rider	IUL	Term rider bought on a specified life at issue.	Rate for the specified life uses the single life rate from the base policy table.
Policy Split Option	IUL	Allows Joint Life coverage to be converted to 2 single life coverages of similar product type. Medical evidence not required if split is 50/50.	Rates use point-in-scale single life rates from the base policy table and uses the single life reinsurance structure.
Estate Preservation Term Insurance Rider	IUL	Four-year term rider to cover taxes in the event of death before a transfer to irrevocable trust can occur.	Rate for the additional NAR is the same as the base policy rate.
First Death Benefit Rider	IUL	Term rider that pays upon first insured’s death. (Older insured has max issue age of 70).	Rate uses the same rate table as the base policy. Rate = qx + qy - qxqy, where qx and qy are the rates for the individual insureds.
Supplemental Term Insurance Rider	IUL	Traditional Joint Term blend rider coverage for SPIUL	Rate is the same as the base policy rate.

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Estate Growth Benefit	IUL	Rider that increases coverage by a fixed percent each year (capped at 100% of original DB).	Rate is the same as the base policy rate.

Supplemental Exchange Rider	IUL	New Insured must have same relationship to remaining insured; normal medical evidence of insurability required.	Rate uses the same rate table as the base policy. Rate = Frasierized rate using q[x]+t-1 and q[y], where q[x]+t+1 is the duration t rate for the remaining insured and q[y] is the duration 1 rate for the new insured.

Return of Premium Rider	IUL	A rider which adds to the death benefit, the sum of premiums paid payable upon death.	Rate is the same as the base policy rate.

Chronic Illness Accelerated Benefit Rider	IUL	Allows the last insured to access a portion of their death benefit upon diagnosis with a chronic illness.	Munich Re, U.S. (Life) does not participate in accelerated payments. NAR assumes the death benefit has been accelerated.

Premium Rates for Products, Benefits and Riders

2015-vbt-smoker-distinct-anb.xlsx

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